Filed Pursuant to Rule 424(b)(3)

Registration No. 333-228936

Pacific Ventures Group, Inc.

400,000 Shares of 11% Series G Cumulative Redeemable Perpetual Preferred Stock

$25.00 Per Share

Liquidation Preference $25.00 Per Share

We are offering to the public on a self-underwritten, best-efforts basis a total of 400,000 shares of our 11% Series G Cumulative Redeemable Perpetual Preferred Stock, also referred to as “Series G Preferred Stock” (the “Offering”). There is no minimum number of shares of Series G Preferred Stock required in order the close the Offering. The Offering will end 180 days after the effective date of this registration statement, subject to one extension of up to 90 additional days.

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our Series G Preferred Stock. We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Series G Preferred Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution” below.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Series G Preferred Stock as a direct result of the selling efforts and introductions of each respective Placement Agent; and (ii) issue to each such Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of the Company’s Series G Preferred Stock equal to 7% of the number of shares of Series G Preferred Stock sold in the Offering as a direct result of the selling efforts and introductions of each respective Placement Agent, exercisable during the period of thirty-six (36) months from the final Closing of the Offering an exercise price of $25.00 per share of Series G Preferred Stock.

Any Placement Agent(s) that we engage will not have any obligation to buy the Series G Preferred Stock subject to this Offering from us or to arrange for the purchase or sale of any specific number or dollar amount of the Series G Preferred Stocks. If we sell all 400,000 shares of Series G Preferred Stock subject to the Offering pursuant to this prospectus, at the Offering price of $25.00 per share, we will receive approximately $10,000,000 in gross proceeds and approximately $9,150,000 in net proceeds, after deducting the placement agent fees after deducting placement agent fees and estimated offering expenses of $150,000 payable by us, assuming all of the 400,000 shares of Series G Preferred Stock are sold through the direct efforts of Placement Agents, and estimated offering expenses payable by us.

Dividends on the Series G Preferred Stock are cumulative from the date of original issue and will be payable on the fifteenth day of each calendar month commencing _____, 2019 when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefore at a rate equal to 11% per annum per $25.00 of stated liquidation preference per share, or $2.75 per share of Series G Preferred Stock per year. We will place from the proceeds of the Offering an amount equal to 18 months of dividends into a separate bank account to be used solely to pay the cash dividends on the shares of Series G Preferred Stock.

Commencing on March 31, 2023, a date 36 months from the date of original issue of the Series G Preferred Stock, we may redeem, at our option, the Series G Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”) to the holders of the Series G Preferred Stock (the “Holders”). The Series G Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series G Preferred Stock generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series G Preferred Stock are in arrears for eighteen or more consecutive or non-consecutive monthly dividend periods.

Our shares of common stock, par value $0.001 (the “Common Stock”) is currently subject to quotation on the OTC Market, with the trading symbol “PACV.” There is no established trading market for the Series G Preferred Stock, nor can there be any assurance that a trading market will develop or be sustained for the shares of Series G Preferred Stock subject to the Offering. Subject to the successful completion of the Offering and the issuance of the shares of our Series G Preferred Stock, we intend to apply to NASDAQ to have our Common Stock and our Series G Preferred Stock to be listed on the NASDAQ Capital Market. We may also determine to apply of listing on NASDAQ if we raise sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing for both our Common Stock and Series G Preferred Stock, as discussed below. Reference is also made to the disclosure under “Use of Proceeds” and “Plan of Distribution” below.

As of December 20, 2018, the executive officers and directors beneficially own 79,045,234 of the outstanding shares of our Common Stock and 1,000,000 of the Series E Preferred Shares, representing approximately 55.9% of the outstanding voting shares.

We believe that we will qualify for the listing of both our Common Stock and Series G Preferred Stock upon the successful sale of all of the shares of Series G Preferred Stock that are the subject of the Offering. We do not intend to close the Offering (the “Closing”) until the earlier of: (i) the sale of a sufficient number of shares of Series G Preferred Stock necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and Series G Preferred Stock; (ii) the sale of a sufficient number of shares of Series G Preferred Stock together with the revenues we generate from our operations necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and Series G Preferred Stock; or (iii) as noted above, on a date 180 days after the effective date of this registration statement, subject to one extension of up to 90 additional days.

Until we qualify for listing of our Common Stock and Series G Preferred Stock on the NASDAQ Capital Market, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Series G Preferred Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our operations, our plan is to place the Offering Proceeds in an account established for the purpose the holding the proceeds from the sale of Series G Preferred Stock pursuant to this Offering, whether in an escrow, trust or similar account, until we qualify for listing on the NASDAQ Capital Market, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

See “Use of Proceeds” in this prospectus. We expect the Series G Preferred Stock will be ready for delivery in book-entry form through The Depositary Trust Company on or about March 31, 2019.

Investing in our Series G Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page 9 of this prospectus before purchasing any of the Series G Preferred Stock offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Per Share
Public Offering price	$25.00
Placement agent fees (1)	$1.75
Proceeds, before expenses, to Pacific Ventures	$23.25

(1)	See “Plan of Distribution” for a description of the compensation payable to any participating Placement Agent, including cash fees and Placement Agent Warrants.

The date of this prospectus is March 14, 2019

You should rely only on the information contained or incorporated into this prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Unless the context otherwise requires, we use the terms “PACV,” “we,” “us,” the “Company,” the “Registrant” and “our” to refer to Pacific Ventures Group, Inc. and its wholly-owned subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to:

●	our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;
●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
●	our ability to attract and retain key officers and employees, including Shannon Masjedi, our CEO, and personnel critical to the transitioning and integration of our newly acquired businesses;
●	our ability to raise capital and obtain financing on acceptable terms;
●	our ability to compete with other companies developing products and selling products competitive with ours, and who may have greater resources and name recognition than we have;
●	our ability to maintain operations in a manner that continues to enable us to offer competitively-priced products;
●	our ability to keep and increase market acceptance of our products;
●	our ability to keep pace with a changing industry and its rapidly evolving technology demands and regulatory environment;
●	our ability to protect and enforce intellectual property rights; and
●	our ability to maintain and protect the privacy of customer information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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THE OFFERING

The following summary contains basic terms about this Offering and the Series G Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Series G Preferred Stock, see “Description of the Series G Preferred Stock.”

Issuer	Pacific Ventures Group, Inc.

Series G Preferred Stock to be outstanding after this Offering if the maximum number of shares are sold	400,000 shares of 11% Series G Cumulative Redeemable Perpetual Preferred Stock (or “Series G Preferred Stock”)

Offering Price	$25.00 per share of Series G Preferred Stock

Dividends

Holders of the Series G Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share). We will place proceeds equal to 18 months of dividends into a separate bank account to be used to pay Series G Preferred Stock dividends.

Dividends will be payable monthly on the 15th day of each month (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear in our stock records for the Series G Preferred Stock at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). As a result, holders of shares of Series G Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

Escrow of Offering Proceeds Until Nasdaq CapitalMarket Listing Qualification	Until we qualify for listing of our Common Stock and Series G Preferred Stock on the NASDAQ Capital Market, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Series G Preferred Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our operations, our plan is to place the Offering Proceeds in an account established for the purpose the holding the proceeds from the sale of Series G Preferred Stock pursuant to this Offering, whether in an escrow, trust or similar account, until we qualify for listing on the NASDAQ Capital Market, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

No Maturity, Sinking Fund or Mandatory Redemption	The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series G Preferred Stock.

Optional Redemption	The Series G Preferred Stock is not redeemable by us prior to ________, 2021. On and after February 13, 2022, a date 36 months from the date of original issue of the Series G Preferred Stock, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”), for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series G Preferred Stock — Redemption — Optional Redemption.”

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Placement Agent Agreement

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our Series G Preferred Stock. We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Series G Preferred Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution” below.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Series G Preferred Stock as a direct result of the selling efforts and introductions of each respective Placement Agent; and (ii) issue to each such Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of the Company’s Series G Preferred Stock equal to 7% of the number of shares of Series G Preferred Stock sold in the Offering as a direct result of the selling efforts and introductions of each respective Placement Agent, exercisable during the period of thirty-six (36) months from the final Closing of the Offering an exercise price of $25.00 per share of Series G Preferred Stock.

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the “Exchange Act (other than Mrs. Shannon Masjedi, the CEO, a directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mrs. Masjedi or any member of his immediate family, any beneficiary of the estate of Mrs. Masjedi, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series G Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series G Preferred Stock — Liquidation Preference.”

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Ranking	The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series G Preferred Stock — Ranking.”

Limited Voting Rights	Holders of Series G Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series G Preferred Stock for eighteen or more monthly dividend periods (whether or not consecutive), the holders of the Series G Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series G Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series G Preferred Stock — Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series G Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our articles of incorporation so as to materially and adversely affect any rights of the Series G Preferred Stock or to take certain other actions. If any such amendments to our articles of incorporation would be material and adverse to holders of the Series G Preferred Stock and any other series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, a vote of at least two-thirds of the outstanding shares of Series G Preferred Stock and the shares of the other applicable series materially and adversely affected, voting together as a class, would be required. Please see the section entitled “Description of the Series G Preferred Stock — Voting Rights.”

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Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series G Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series G Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Quotation	Our Common Stock is currently subject to quotation on the OTC Market under the symbol “PACV.” We intend to apply for listing on the NASDAQ Capital Markets (“NASDAQ Listing”) of our Common Stock and Series G Preferred Stock upon the earlier of: (i) receipt of sufficient proceeds from the Offering of Series G Preferred Stock; or (ii) receipt to sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing.

Use of Proceeds	We plan to use the net proceeds from this Offering for acquisitions, to fund organic growth initiatives and general corporate purposes. We also will place proceeds equal to 18 months of dividends ($1,650,000 based on an Offering of $10,000,000 or 100% of Series G Preferred), into a separate bank account to be used to pay Series G Preferred Stock dividends. Reference is made to the disclosure the section entitled “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 9 for a discussion of some of the factors you should carefully consider before deciding to invest in our Series G Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series G Preferred Stock will be VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

Material U.S. Federal Income Tax Considerations	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series G Preferred Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series G Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form	The Series G Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Pacific Ventures Group, Inc.,”“Company,”“Registrant,”“we,”“us” and “our” refer to Pacific Ventures Group, Inc., a Delaware corporation.

Business Plan

Pacific Ventures was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to Pacific Ventures Group, Inc.

The current structure of Pacific Ventures resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar”), which was treated as a reverse merger for accounting purposes. As the result of the Share Exchange, Snöbar Holdings became Pacific Venture’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations, and Snöbar Holdings’ majority owned subsidiary, MAS Global Distributors, Inc., a California corporation (“MGD”), became indirect subsidiary of Pacific Ventures.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer and majority stockholder. The Trust owns 100% of the shares of International Production Impex Corporation, a California corporation (“IPIC”), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation (“MGD”). MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

MGD, a majority owned subsidiary of Snöbar Holdings, is the sole marketer for SnöBar ice cream and SnöBar ice pops. MGD handles all the marketing and promotional aspect for the SnöBar product line.

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc., a California Corporation. San Diego Farmers Outlet provides primarily restaurants customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

On September 24, 2018, the Company signed a definitive Asset Purchase Agreement to acquire a Florida-based wholesale distributor for general merchandise (“WHOLESALER”).

The potential acquisition is a standard and registered distribution company that is involved in the distribution of food, beverages and general merchandise to retailers, households, hotels, restaurants, mom and pop markets, liquor stores, gas stations and others. Since 1996, The potential acquisition has provided quality merchandise at discounted prices to local customers in and surrounding areas of the east coast. Deliveries are made on a daily basis through its own trucks and outside trucking companies.

The WHOLESALER’s corporate warehouse and administrative offices are located in Florida, and comprises a 50,000 square foot warehouse facility that is large enough to fit all inventory under one roof and has multiple docks for loading and unloading merchandise.

Upon completion of the acquisition, our marketing strategy will include selling our product line to high-end restaurants, resorts, cruise lines and hotels. We plan to sell our product line in grocery stores such as Kroger, Wal-Mart and others, and thereafter to begin a national marketing program to all U.S. retailers. Our sales strategy is based on a top-down marketing plan where products are placed with the largest retailer then trickle down to the smallest seller in each market area.

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Plan of Operations

As of the date of this S-1 Registration, Snöbar products are currently being sold in the east coast of United States by the Company’s distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level.

The Company’s San Diego Farmers Outlet (SDFO) acquisition has increased sales of its wholesale business, and still plan on expanding our current delivery territory from 25 miles to a 40-mile radius. SDFO is also in the process of obtaining 2 new delivery trucks to add to the current fleet of trucks. The Company has begun marketing to new restaurants in the area, most notably Asian and Italian restaurants, and have let restaurants know that SDFO can deliver the finest produce in market.

SDFO installed new signage around the retail market, added additional landscaping to enhance the appearance of the market, and purchased a new Point of Sale system to improve efficiency and ordering processes.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Upon completion of the acquisition of WHOLESALER, our marketing strategy will subsequently include selling our product lines to retailers, households, hotels, restaurants, mom and pop markets, liquor stores, gas stations and others in the State of Florida.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy.

There are a number of potential difficulties that we might face, including the following:

●	Competitors may develop alternatives that render our products redundant or unnecessary;
●	We may not obtain and maintain sufficient protection of our SnöBar product line;
●	Our products may not become widely accepted by consumers and merchants; and
●	Strict, new government regulations and inappropriate policies, especially in food and beverages business, may hinder the growth of our business; and
●	We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business.

During the nine months ended September 30, 2018 and the year ended 2017, we raised $3,548,642 from the private sale of equity and debt securities and we may be expected to require up to an additional $5.5 million in capital during the next 12 months to fully implement our business plan and fund our operations.

Some of the most significant challenges and risks include the following:

●	Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
●	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
●	Our revenues will be dependent upon acceptance of our SnöBar product line by consumers and distributors. The failure of such acceptance will cause us to curtail or cease operations.
●	We are seeking to market and advertise alcohol infused frozen products and may not be able to accomplish our goal; the alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.
●	We rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.
●	Our business is subject to extensive regulatory requirements regarding distribution, production, labeling, and marketing. Changes to regulation of the alcohol industry could include increased limitations on advertising and promotional activities or other non-tariff measures that could adversely impact our business.

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●	We cannot be certain that we will obtain patents for our product line or that such patents will protect us. We use alcohol products from other companies in the making of our alcohol infused frozen desserts. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results.
●	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
●	Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

The Company’s principal executive office and mailing address is at 117 West 9th Street Suite 316, Los Angeles California 90015.

Telephone: 310-392-5606.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;
●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);
●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Series G Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to this Offering and Ownership of Shares of Our Series G Preferred Stock

Closing of the offering and escrow of offering proceeds subject to satisfying NASDAQ Listing Requirements.

Until we qualify for listing of our Common Stock and Series G Preferred Stock on the NASDAQ Capital Market, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Series G Preferred Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our operations, our Offering will not close and our Offering Proceeds will be held in an account established for the purpose the holding the proceeds from the sale of Series G Preferred Stock pursuant to this Offering, whether in an escrow, trust or similar account, until we qualify for listing on the NASDAQ Capital Market, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur. Reference is made to the disclosure under “The Offering” and specifically to the subcaption “NASDAQ Capital Markets Listing Requirements,” above.

The Series G Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series G Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series G Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series G Preferred Stock. Also, the Series G Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series G Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series G Preferred Stock then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series G Preferred Stock. At September 30, 2018, we had total liabilities of $4,112,245.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series G Preferred Stock. There can be no assurance that we will always remain in compliance with certain of our existing or future debt instruments, and if we default, we may be contractually prohibited from paying dividends on the Series G Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series G Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series G Preferred Stock and may result in dilution to owners of the Series G Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series G Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series G Preferred Stock and will dilute the value of their holdings in us.

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There is no existing market for our Series G Preferred Stock and a trading market that will provide you with adequate liquidity may not develop for our Series G Preferred Stock.

The Series G Preferred Stock is a new issue of securities and currently no market exists for the Series G Preferred Stock. We intend to apply to have our Series G Preferred Stock become listed on the NASDAQ Capital Market and, at the same time, apply for NASDAQ Listing for our Common Stock, which is currently subject to quotation of the OTC Markets under the symbol “PACV.” However, a trading market for the Series G Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series G Preferred Stock that may develop, assuming that we qualify for our planned NASDAQ Listing for our Common Stock and Series G Preferred Stock , of which there can be no assurance, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series G Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series G Preferred Stock. We cannot predict the extent to which investor interest in our company will lead to the development of a trading market in our Series G Preferred Stock, or how liquid that market might be. If an active market does not develop, you may have difficulty selling your shares of our Series G Preferred Stock. The price of our Series G Preferred Stock was determined by the negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following the completion of this offering.

We may issue additional shares of Series G Preferred Stock and additional series of preferred stock that rank on parity with the Series G Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series G Preferred Stock and additional series of preferred stock that would rank equally to or above the Series G Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment relating to the Series G Preferred Stock without any vote of the holders of the Series G Preferred Stock. The issuance of additional shares of Series G Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Series G Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series G Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series G Preferred Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

Also, although holders of Series G Preferred Stock are entitled to limited voting rights, as described in “Description of the Series G Preferred Stock — Voting Rights,” with respect to the circumstances under which the holders of Series G Preferred Stock are entitled to vote, the Series G Preferred Stock will vote separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series G Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series G Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series G Preferred Stock.

One of the factors that will influence the price of the Series G Preferred Stock will be the dividend yield on the Series G Preferred Stock (as a percentage of the market price of the Series G Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series G Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series G Preferred Stock to materially decrease.

We may not be able to pay dividends on the Series G Preferred Stock.

Our ability to pay cash dividends on the Series G Preferred Stock will require us to have either net profits or positive net assets (total assets less total liabilities) over our capital, and to be able to pay our debts as they become due in the usual course of business. The foregoing limitation will apply even if there are remaining proceeds from this offering that have been set aside to pay Series G Preferred Stock dividends.

Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series G Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus or documents incorporated by reference in this prospectus, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series G Preferred Stock to pay our indebtedness or to fund our other liquidity needs.

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Holders of the Series G Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income”.

Distributions paid to corporate U.S. holders of the Series G Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series G Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series G Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series G Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series G Preferred Stock might decline.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series G Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Series G Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	competition;
●	need for acceptance of our products;
●	ability to develop a brand identity;
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage rapidly expanding operations;
●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market our product and the loss of one of our key managers may adversely affect the marketing of our product.

We may redeem the Series G Preferred Stock.

On or after February 4, 2022, 36 months from the date of original issue of our Series G Preferred Stock, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior written notice to the Holders (the “Redemption Notice”). Also, upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, also with 30 days written Redemption Notice to Holders. We may have an incentive to redeem the Series G Preferred Stock voluntarily, if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series G Preferred Stock. If we redeem the Series G Preferred Stock, then from and after the redemption date, your dividends will cease to accrue on your shares of Series G Preferred Stock, your shares of Series G Preferred Stock shall no longer be deemed outstanding and all your rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

The market price of the Series G Preferred Stock could be substantially affected by various factors.

The market price of the Series G Preferred Stock depends on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series G Preferred Stock;
●	trading prices of similar securities;
●	our history of timely dividend payments;
●	the annual yield from dividends on the Series G Preferred Stock as compared to yields on other financial instruments;
●	general economic and financial market conditions;
●	government action or regulation;
●	the financial condition, performance and prospects of us and our competitors;
●	changes in financial estimates;
●	our issuance of additional preferred equity or debt securities; and
●	actual or anticipated variations in quarterly operating results of us and our competitors.

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As a result of these and other factors, investors who purchase the Series G Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series G Preferred Stock, including decreases unrelated to our operating performance or prospects.

As a holder of Series G Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series G Preferred Stock will be limited. Our shares of common stock and our Series E Preferred Stock are the only voting securities that carry full voting rights, and Mrs. Shannon Masjedi, our Chief Executive Officer, beneficially owns 21.9% of our outstanding voting shares. As a result, Mrs. Masjedi exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our Series G Preferred Stock.

Voting rights for holders of Series G Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section entitled “Description of the Series G Preferred Stock — Voting Rights,” in the event that eighteen monthly dividends (whether or not consecutive) payable on the Series G Preferred Stock are in arrears, and with respect to voting on amendments to our articles of incorporation or articles of amendment relating to the Series G Preferred Stock that materially and adversely affect the rights of the holders of Series G Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series G Preferred Stock. Other than the limited circumstances described in this prospectus and except to the extent required by law, holders of Series G Preferred Stock do not have any voting rights. Please see the section entitled “Description of the Series G Preferred Stock — Voting Rights.”

If our common stock is delisted, your ability to transfer or sell your shares of the Series G Preferred Stock may be limited and the market value of the Series G Preferred Stock will likely be materially adversely affected.

The Series G Preferred Stock does not contain provisions that are intended to protect you if our common stock ceased to be subject to quotation on the OTCBQ Market. Since the Series G Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series G Preferred Stock and receive stated dividends on the Series G Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Also, if our common stock ceased to be subject to quotation on the OTCBQ Market, it is likely that the Series G Preferred Stock will also ceased to be subject to quotation on the OTCBQ Market. Accordingly, if our common stock ceased to be subject to quotation on the OTCBQ Market, your ability to transfer or sell your shares of the Series G Preferred Stock may be limited and the market value of the Series G Preferred Stock will likely be materially adversely affected.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use a portion of the net proceeds of this offering to fund acquisitions and initiatives to drive additional growth. We will use the balance for working capital and general corporate purposes, which may include, developing new products and funding capital expenditures and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The Series G Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series G Preferred Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series G Preferred Stock. The market value of the Series G Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series G Preferred Stock.

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Delaware law contains provisions that could discourage, delay or prevent a change in control of our Company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock without further stockholder approval. The board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” is, generally, a stockholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be adversely effected and the price of our Preferred Stock could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

If we fail to maintain effective internal controls over financial reporting, the price of our Preferred Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Series G Preferred Stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Series G Preferred Stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our Series G Preferred Stock less attractive as a result, there may be a less active trading market for our Series G Preferred Stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Risks Associated With Our Business

Our Independent Registered Public Accounting Firm expressed substantial doubt as to our ability to continue as a going concern in 2017.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern.

During the nine-month period ended September 30, 2018 and the year ended December 31, 2017, we raised $4,112,245 from the private sale of equity and debt securities. We expect to raise an additional $7.5 million during 2019.

As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of $5,970,024 and recurring losses from operations as of December 31, 2017. Our net loss for the fiscal year ended December 31, 2017 was $590,059. We also had a working capital deficit of approximately $1,306,103 as of December 31, 2017. We intend to fund operations through raising additional capital through debt financing and/or equity issuances and increased lending activities which may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2017. We are continuing to seek additional funds to finance our immediate and long term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report for the fiscal years ended December 31, 2017 and 2016 contain a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This is a significant risk that we may not be able to remain operational for an indefinite period of time.

We are seeking to market and advertise alcohol infused frozen products and may not be able to accomplish our goal.

A key feature of our growth strategy is to engage in the marketing and advertising of alcohol infused frozen products. Doing so presents significant challenges and subjects our business to significant risks. For example, we face substantial competition in these areas, and do not have as extensive a history of operating in these areas as some of our competitors. If we are unsuccessful in marketing and advertising alcohol infused frozen products, our ability to grow our business could be significantly limited.

The alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.

The alcoholic beverage industry and the dessert industry are extremely competitive. If we are unable to compete successfully against current or future competitors in such industries, our revenues, margins and market share could be adversely affected, any of which could significantly harm our business, operating results or financial condition.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel. It is anticipated that our executive officers will enter into employment agreements. However, while it is customary to use employment agreements as a method of retaining the services of key personnel, these agreements do not guarantee us the continued services of such employees. In addition, we have not entered into employment agreements with most of our key personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

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We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to create our products and provide our services will continue to intensify. We often hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

Risks associated with commodity price volatility and energy availability could adversely affect our business.

We are exposed to risks associated with commodity price volatility arising from supply conditions, geopolitical and economic variables, weather, and other unpredictable external factors. We buy commodities such as corn and other grains, molasses, grapes, sticks and plastic for the production, packaging and distribution of our products. Availability, increases and volatility in the prices of these commodities, as well as products sourced from third parties and energy used in making, distributing and transporting our products, could increase the manufacturing and distribution costs of our products. While in the past we have been able to mitigate the impact of these cost increases through productivity improvements and pricing adjustments, there is no assurance that we will be able to offset such cost increases in the future.

We rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.

Our alcohol-infused popsicles and ice cream products are sold principally through wholesale distributors for resale to retail outlets. The replacement, poor performance or financial default of a major distributor or one of its major customers could adversely affect our business. Industry consolidation could also adversely affect our margins and profitability. Though large customers can offer efficiencies and unique opportunities, they can also seek to make significant changes in their volume of purchases, represent a large number of competing products, negotiate more favorable terms and seek price reductions, which could negatively impact our financial results.

Our operations may be adversely affected by failure to maintain or renegotiate distribution, supply, manufacturing or license agreements on favorable terms.

We have a number of distribution, supply, manufacturing and license agreements for our supplies and products. These agreements vary depending on the particular supply and/or product, but tend to be for a fixed number of years. There can be no assurance that we will be able to renew these agreements on favorable terms or that these agreements will not be terminated. Termination of these agreements or failure to renew these agreements on favorable terms could have a negative effect on our results of operations and financial condition.

If we are unable to effectively manage organizational productivity and global supply chain efficiency and flexibility, then our business could be adversely affected.

We need to continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs. We must also enhance quality, speed and flexibility to meet changing and uncertain market conditions. Our success also depends in part on refining our cost structure and supply chains so that we have flexibility and are able to respond to market pressures to protect profitability and cash flow or ramp up quickly and effectively to meet demand. Failure to achieve the desired level of quality, capacity or cost reductions could adversely affect our financial results. Despite our efforts to control costs and increase efficiency in our facilities, increased competition could still cause us to realize lower operating margins and profitability.

Our operating results may fluctuate significantly, which may cause the market price of our common stock to decrease significantly.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of our operating results on a period-to-period basis may not necessarily be meaningful. Accordingly, you should not rely on our annual and quarterly results of operations as any indication of future performance. Each of the risk factors described in this “Risks Related to Our Business” section, and the following factors, may affect our operating results:

●	our ability to continue to attract clients for our services and products;
●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;
●	our focus on long-term goals over short-term results;
●	the results of our investments in high risk products;
●	general economic conditions and those economic conditions specific to our industries;
●	changes in business cycles that affect the markets in which we sell our products and services; and
●	geopolitical events such as war, threat of war or terrorist actions.

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In response to these fluctuations, the value of our common stock could decrease significantly in spite of our operating performance. In addition, our business, and the alcoholic beverage business, has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns.

The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

We have a history of losses, have generated limited revenue to date, and may continue to suffer losses in the future.

We have a history of losses and have generated limited revenue to date. We expect to continue to incur losses for the foreseeable future. If we cannot become profitable, our financial condition will deteriorate, and we may be unable to achieve our business objectives, including without limitation, having to cease operations due to a lack of capital.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available may require us to delay, scale back or cease our marketing or product development activities and operations.

We will require substantial additional capital in order to continue the marketing of our existing products and complete the development of our contemplated products. Raising funds in the current economic climate may be difficult and additional funding may not be available on acceptable terms, or at all.

The amount and timing of our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

●	the number and characteristics of products that we pursue;
●	our potential need to expand operations, including the hiring of additional employees;
●	the costs of licensing, acquiring or investing in complimentary businesses, products and technologies;
●	the effect of any competing technological or market developments;
●	the need to implement additional internal systems and infrastructure, including financial and reporting systems;
●	obtaining market acceptance of our alcohol-infused popsicles and ice cream; and
●	the economic and other terms, timing of and success of our co-branding, licensing, collaboration or marketing relationships into which we have entered or may enter in the future.

Some of these factors are outside of our control. We will require an additional capital infusion in order to expand the marketing of our alcohol-infused popsicles and ice cream to all 50 states. Such additional fundraising efforts may divert our management from our day-to-day activities, which may adversely affect our ability to develop and market our alcohol-infused products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or marketing of one or more of our products or product candidates or curtail our operations, which will have a Material Adverse Effect on our business, operating results and prospects.

We may sell additional equity or debt securities or enter into other arrangements to fund our operations, which may result in dilution to our stockholders and impose restrictions or limitations on our business.

We may seek additional funding through a combination of equity offerings, debt-financings, or other third party funding or other collaborations, strategic alliances or licensing arrangements. These financing activities may have an adverse impact on our stockholders’ rights as well as our operations. For instance, any debt financing may impose restrictive covenants on our operations or otherwise adversely affect the holdings or the rights of our stockholders. In addition, if we seek funds through arrangements with partners, these arrangements may require us to relinquish rights to some of our technologies, products or product candidates or otherwise agree to terms unfavorable to us.

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Acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our stockholders and other consequences harmful to our business.

As part of our growth strategy, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;
●	potential liabilities of the acquired businesses;
●	potential adverse tax and accounting effects of the acquisitions;
●	diversion of capital and other resources from our existing businesses;
●	diversion of our management’s attention during the acquisition process and any transition periods;
●	loss of key employees of the acquired businesses following the acquisition; and
●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Interruption or failure of our information technology systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Our facilities are located in areas with a high risk of major earthquakes and are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our Santa Monica, California facility or manufacturing facility located in Orange County, California could result in lengthy interruptions in our projects and our ability to deliver services. An error or defect in the software, a failure in the hardware, a failure of our backup facilities could delay our delivery of products and services and could result in significantly increased production costs, hinder our ability to retain and attract clients and damage our brand if clients believe we are unreliable. Given our reliance on our industry relationships, it could also result in a decrease in our revenues and otherwise adversely affect our business and operating results.

We cannot predict the effect that rapid changes in consumer taste may have on our business or industry.

The alcoholic beverage and dessert industries are rapidly evolving, primarily due to changing consumer preferences and technological developments. The rapid growth of technology and shifting consumer tastes prevent us from being able to accurately predict the overall effect that changing consumer preferences may have on our potential revenue and profitability. If we are unable to develop and effectively market new products that adequately or competitively address the needs of these changing consumer preferences, it could have an adverse effect on our business and growth prospects.

Changes in regulatory standards could adversely affect our business.

Our business is subject to extensive domestic and international regulatory requirements regarding distribution, production, labeling, and marketing. Changes to regulation of the alcohol industry could include increased limitations on advertising and promotional activities or other non-tariff measures that could adversely impact our business. In addition, we face government regulations pertaining to the health and safety of our employees and our consumers as well as regulations addressing the impact of our business on the environment, domestically as well as internationally. Compliance with these health, safety and environmental regulations may require us to alter our manufacturing processes and our sourcing. Such actions could adversely impact our results of operations, cash flows and financial condition, and our inability to effectively and timely comply with such regulations could adversely impact our competitive position.

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Changes in excise taxes, incentives and customs duties related to products containing alcohol could adversely affect our business.

Products containing alcohol are subject to excise taxation in many markets at the federal, state and/or local level. Any increase in federal, state or local excise taxes could have an adverse effect on our business by increasing prices and reducing demand, particularly if excise tax levels increase substantially relative to those for beer and wine. In addition, products containing alcohol are the subject of customs duties in many countries around the world. An unanticipated increase in customs duties in the markets where we may sell our products could also adversely affect our results of operations and cash flows.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies that we generally maintain include general liability, automobile and property insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. In addition, we do not know if we will be able to obtain and maintain coverage for the business in which we engage. No assurance can be given that an insurance carrier will not seek to cancel or deny coverage after a claim has occurred. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and business results.

We face potential product liability and, if successful claims are brought against us, we may incur substantial liability costs. If the use of our products harm customers or third parties or is perceived to harm such persons even when such harm is unrelated to our products, our regulatory approvals could be revoked or otherwise negatively impacted and we could be subject to costly and damaging product liability claims.

The sale and use of our products may expose us to the risks of product liability claims. Product liability claims may be brought against us by consumers or other third parties. In addition, there is a risk that the use of our products could cause our customers to have an adverse health event. If we cannot successfully defend our product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in: impairment of our business reputation; costs due to related litigation; distraction of management’s attention from our primary business; substantial monetary awards to customers or other claimants; the inability to commercialize our products; and/or decreased demand for our products.

We believe our product liability insurance coverage as supplemented by our umbrella insurance policy is sufficient in light of our current financial condition; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability.

We rely on a third-party copacker, with whom we co-developed our proprietary freezing technology, to manufacture our alcohol infused frozen products.

The Company developed its proprietary technology with a third party who is also solely responsible for manufacturing all of our products. The Company is subject to all of the risks inherent in relying upon a third party for all of its products, including the fact that the manufacturer only has facilities in Southern California and is subject to the risk of earthquakes and other disasters. We do not have any other supplier for our products and if anything were to happen to this supplier, including such supplier’s business failure, our own business could be materially adversely affected.

Our business is subject to the risks of earthquakes, fires, floods, power outages and other catastrophic events, and to interruption by manmade problems such as terrorism. A disruption at our production facility could adversely impact our results of operations, cash flows and financial condition.

All of our products are produced in one location, which is located in Southern California. A significant natural disaster, such as an earthquake, fire or a flood or a significant power outage could have a material adverse impact on our business, financial condition or operating results. If there were a catastrophic failure at our major production facility, our business would be adversely affected. The loss of a substantial amount of inventory – through fire, other natural or man-made disaster, contamination, or otherwise – could result in a significant reduction in supply of the affected product or products. Similarly, if we experienced a disruption in the supply of our products, our business could suffer. A consequence of any of these supply disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, there can be no assurance that insurance proceeds would cover the replacement value of our products or other assets if they were to be lost. In addition, if a catastrophe such as an earthquake, fire, flood or power loss should affect one of the third parties on which we rely, our business prospects could be harmed. Moreover, acts of terrorism could cause disruptions in our business or the business of our third-party service providers, partners, customers or the economy as a whole.

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Others may assert intellectual property infringement claims against us.

We use alcohol products from other companies in the making of our alcohol infused frozen desserts. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources relating to the defense of such claims, which could have an adverse effect on our business and/or our operating results.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

We expect to experience growth in the number of employees and the scope of our operations. Such growth will result in increased responsibilities for our management. If our management is unable to successfully manage expenses in a manner that allows us to both improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted, which may, in turn, negatively affect our operating results or financial condition. In addition, we believe that a critical contributor to our success has been our creative culture. As we attempt to grow, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our future success.

We operate in a highly regulated area.

The alcohol industry is highly regulated on the national and state levels. These regulations are highly complex and, at times, may even be contradictory. Our failure to comply with these overlapping regulatory structures could materially adversely affect our business, financial condition and results of operation.

Changes in U.S., regional or global economic conditions could adversely affect our profitability.

A decline in economic conditions in the United States or in other regions of the world could lead to a decrease in discretionary consumer spending, which in turn could adversely affect alcoholic type products. In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from alcohol type products.

Current global economic challenges may continue, and a recovery may be slow or reverse, adversely impacting our results of operations, cash flows and financial condition.

Stable economic conditions globally, including strong employment, consumer confidence and credit availability, are important not only to the basic health of our consumer markets, but also to our own financial condition. There are presently significant challenges in the global economy, including high unemployment rates, low consumer confidence, record budget deficits and levels of government debt, and fragile credit and housing markets. In addition, instability in the global credit markets, including the recent European economic and financial turmoil related to sovereign debt issues in certain countries, the instability in the geopolitical environment in many parts of the world and other disruptions, may continue to put pressure on global economic conditions. As a result, consumers’ increased price consciousness may endure, which may affect consumers’ willingness to pay for premium brands as well as the overall level of consumption of products containing alcohol, particularly in bars, restaurants, nightclubs and other public environments where consumers drink spirits. Furthermore, our suppliers and customers could experience cash flow problems, increased costs or reduced availability of financing, credit defaults, and other financial hardships. These factors may increase our bad debt expense, cause us to reduce the levels of unsecured credit that we may provide to customers and otherwise adversely impact our results of operations, cash flows and financial condition. A prolonged global economic stagnation may impact our access to capital markets, result in increased interest rates on debt that we may take on to expand operations, and weaken operating cash flow and liquidity. Decreased cash flow and liquidity could potentially impact our ability to finance operations.

Demand for our alcohol-infused products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in travel, vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase products that contain alcohol or cause a shift in consumer preferences toward non-alcoholic alternatives. In addition, concerns about health issues relating to alcohol consumption, dietary effects, regulatory action or any litigation against companies in the industry may have an adverse effect on our business. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations. While we devote significant focus to the development of new products, we may not be successful in their development or these new products may not be commercially successful. In addition, global economic conditions or market trends could cause consumer preferences to trend away from our premium alcohol-infused popsicles and ice cream alternatives, which may also adversely impact our results of operations and cash flows.

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We face substantial competition in our industry and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, both of which could adversely affect our sales and profitability. Further, while we believe that our scale, portfolio breadth and entrepreneurial organization relative to that of our competitors gives us the ability to outperform our market, we nevertheless face a risk that a continuing consolidation of the large distilled spirits companies could cause us to experience competitive disadvantages. Our inability to manage these and other competitive factors successfully could adversely affect our results of operations, cash flows and financial condition.

Future tax law changes and/or interpretation of existing tax laws may adversely affect our effective income tax rate and the resolution of unrecognized tax benefits.

We are subject to income taxation in the U.S. It is possible that future income tax legislation may be enacted that could have a material impact on our income tax provision. We believe that our tax estimates are reasonable and appropriate, however, there are inherent uncertainties in these estimates. As a result, the ultimate outcome from any potential audit could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the timing of ultimate tax audit settlement.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders.

Provisions in our charter documents, as well as provisions of Delaware law, could make it more difficult for a third-party to acquire us, even if doing so would benefit our stockholders.

Potential liabilities and costs from litigation and other legal proceedings could adversely affect our business.

From time to time we may be subject to various lawsuits, claims, disputes and investigations in the normal conduct of our operations. These include, but are not limited to, commercial disputes, including purported class actions, employment claims, actions by tax and customs authorities, and environmental matters. Some of these legal proceedings may include claims for substantial or unspecified damages. It is possible that some of the actions could be decided unfavorably and could adversely affect our results of operations, cash flows or financial condition. In addition, because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our results of operations and cash flows. If Tara Spencer enforces the Labor Commission judgment against the Company for the amount owed, this may result in a material adverse effect on our financial condition.

Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is currently subject to quotation on the OTC Pink Market operated by the OTC Market’s Group, Inc. under the symbol “PACV”. While we plan in connection with the Closing of the Offering of our Series G Preferred Stock to apply for listing of such Preferred Stock on the NASDAQ Capital Market and at the same time apply to the NASDAQ Capital Market for listing our Common Stock, we may not be able to satisfy the listing requirements for our Common Stock to be listed on the NASDAQ Capital Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed. Reference is made to the disclosure under “The Offering” and specifically to the subcaption “NASDAQ Capital Markets Listing Requirements,” above.

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The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. Notwithstanding our plan to implement a reverse split at a ratio to be determined by our Board of Directors (reference is made to our Definitive Information Statement on Schedule 14C filed with the SEC on November 26, 2018 [https://www.sec.gov/Archives/edgar/data/882800/000121390018016491/def14c112318_pacificventures.htm], we have not yet determined the ratio or basis for the reverse split nor can we predict, with any certainty, whether the reverse split will result in a corresponding increase in the price of our Common Stock on the OTC Market and any increase in level of trading, which are the primary reasons why we decided to approve a reverse split. The price for our shares could, for example, decline, precipitously or otherwise, in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

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Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (shares of common stock as of the date of this Report); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Shannon Masjedi, our majority stockholder, director and chief executive officer, owns a large percentage of our voting stock, which allows her to exercise significant influence over matters subject to stockholder approval.

Shannon Masjedi, our majority stockholder, director and chief executive officer, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. In particular, because our President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and a director, Mrs. Masjedi, who owns 13,864,369 shares of our common stock and 1,000,000 shares of Series E Preferred Stock (with 10 votes per share) as a result of which she will be to exert such influence. This shareholder may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of stock and voting ownership may adversely affect the value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

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Risks Related to Our Acquisition Strategy

We are dependent upon our ability to successfully complete acquisitions to grow our business.

We intend to continue to build our business through strategic acquisitions. During the second quarter of 2018, we closed the acquisition of San Diego Farmers Outlet, Inc., a California corporation (“SDFO”). Reference is made to the disclosure under “Description of Business — Recent Developments and Initiatives,” below.

We also intend to pursue and consummate one or more additional acquisitions and to use part of the Offering Proceeds from the sale of our Series G Preferred Stock as well as other funding sources, which have not yet been determined, if any, to fund any cash portion of the consideration we will pay in connection with those acquisitions, including the recently announced agreement to acquire a wholesale food distribution business based in Florida. However, such additional acquisitions may also be subject to conditions and other impediments to closing, including some that are beyond our control, and we may not be able to close any of them successfully, in a timely manner. In addition, our future acquisitions will be required to be closed within certain timeframes as negotiated between us and the acquisition target, and if we are unable to meet the closing deadlines for a given transaction, we may be required to forfeit payments we have made, if any, be forced to renegotiate the transaction on less advantageous terms and could fail to consummate the transaction at all.

While we were able to close the SDFO acquisition, there can be no assurance that we will be able to successfully close any planned or future acquisitions. This could significantly alter our business strategy and impede our prospects for growth. Further, we may not be able to identify suitable acquisition candidates to replace these acquisitions, and even if we were to do so, we may only be able to consummate them on less advantageous terms. In addition, some of the businesses we acquire may incur significant losses from operations, which, in turn, could have a material and adverse impact on our business, results of operations and financial condition.

We may face unforeseen difficulties in the future in fully-integrating the operations of SDFO or any other businesses we have acquired and may acquire in the future. As shown by our acquisition of Snöbar Holdings, acquisitions have been and will continue to be an important component of our growth strategy; however, we will need to integrate these acquired businesses successfully in order for our growth strategy to succeed and for us to become profitable. We expect that the management teams of the acquired businesses will adopt our policies, procedures and best practices, and cooperate with each other in scheduling events, booking talent and in other aspects of their operations. We may face difficulty with the integration of SDFO and any other business we acquire, such as coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures, the diversion of management’s attention from other business concerns, the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; and the potential loss of key employees, individual service providers, customers and strategic partners of acquired companies.

Further, we expect that future target companies may have material weaknesses in internal controls relating to the proper application of accrual based accounting under the accounting principles generally accepted in the United States of America (“GAAP”) prior to our acquiring them. The Public Company Accounting Oversight Board (the “PCAOB”) defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We will be relying on the proper implementation of our policies and procedures to remedy any such material weaknesses and prevent any potential material misstatements in our financial reporting. Any such misstatement could adversely affect the trading price of our common stock, cause investors to lose confidence in our reported financial information, and subject us to civil and criminal fines and penalties. If our acquired companies fail to integrate in these important ways, or we fail to adequately understand the business operations of our acquired companies, our growth and financial results could suffer.

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We may enter into acquisitions and take actions in connection with such transactions that could adversely affect our business and results of operations.

Our future growth rate depends in part on our selective acquisition of additional businesses and assets. We may be unable to identify suitable targets for acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, any credit agreements or credit facilities that we may enter into in the future may restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

●	using a significant portion of our available cash;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

We may also enter into joint ventures, which involve certain unique risks, including, among others, risks relating to the lack of full control of the joint venture, potential disagreements with our joint venture partners about how to manage the joint venture, conflicting interests of the joint venture, requirement to fund the joint venture and its business not being profitable.

In addition, we cannot be certain that the due diligence investigation that we conduct with respect to any investment or acquisition opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. For example, instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. Executive officers, directors and employees may be named as defendants in litigation involving a company we are acquiring or have acquired. Even if we conduct extensive due diligence on a particular investment or acquisition, we may fail to uncover all material issues relating to such investment, including regarding controls and procedures of a particular target or the full scope of its contractual arrangements. We rely on our due diligence to identify potential liabilities in the businesses we acquire, including such things as potential or actual lawsuits, contractual obligations or liabilities imposed by government regulation. However, our due diligence process may not uncover these liabilities, and where we identify a potential liability, we may incorrectly believe that we can consummate the acquisition without subjecting ourselves to that liability. Therefore, it is possible that we could be subject to litigation in respect of these acquired businesses. If our due diligence fails to identify issues specific to an investment or acquisition, we may obtain a lower return from that transaction than the investment would return or otherwise subject ourselves to unexpected liabilities. We may also be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Series G Preferred Stock in this offering will be $9,150,000, based on the public offering price of $25.00 per share, after deducting Placement Agent fees of $700,000, assuming all of the shares of Series G Preferred Stock are sold as a result of the efforts of the Placement Agents, and estimated Offering expenses. Until we qualify for listing of our Common Stock and Series G Preferred Stock on the NASDAQ Capital Market, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Series G Preferred Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our operations, our plan is to place the Offering Proceeds in an account established for the purpose the holding the proceeds from the sale of Series G Preferred Stock pursuant to this Offering, whether in an escrow, trust or similar account, until we qualify for listing on the NASDAQ Capital Market, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

We intend to use the net proceeds of this offering to grow our business. We will use approximately 80% of the net proceeds of the Offering for financing acquisitions and will use the remaining 20% of the net proceeds for working capital and general corporate purposes to support our product line growth. We will also use the proceeds to pay the legal, accounting and other fees associated with this offering of approximately $100,000. Although we may have to adjust the amounts we will be able to pay for these items and our working capital would be less if we sold less than the maximum amount offered, we do not believe our inability to raise any minimum amount in this offering will have a material impact on us.

We will place proceeds equal to 18 months of dividends ($1,650,000 based on gross Offering proceeds of $10,000,000 or 100% of Series G Preferred, $1,105,500 based on gross Offering proceeds of $6,666,667 or 67% of Series G Preferred and $544,500 or 33% based on gross Offering proceeds of $3,333,333 of Series G Preferred) into a separate bank account to be used to pay Series G Preferred Stock dividends, however.

Other than the items specified above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments.

24

CAPITALIZATION

Set forth below is our cash and capitalization as of September 30, 2018:

●	on an actual basis;
●	on a pro forma as adjusted basis, reflecting the issuance of 400,000 shares of Series G Preferred Stock offered by this prospectus, at $25.00 per share, assuming net proceeds of approximately $9,150,000, after deducting placement agent fees and estimated offering expenses of $150,000 payable by us. If we sold 67% or 33% of the maximum amount offered, our net proceeds would be approximately $6,081,000 or $2,919,000, respectively.

The information below should be read in conjunction with our unaudited consolidated financial statements for the nine months ended September 30, 2018. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of September 30, 2018 (unaudited)

		Pro Forma As Adjusted
	Actual	33% of Maximum	67% of Maximum	Maximum
Cash	$419,214	$3,338,214	$6,500,214	$9,569,214
Current liabilities	1,879,966	$1,879,966	$1,879,966	$1,879,966
Long-term debt, net of current portion	2,232,279	$2,232,279	$2,232,279	$2,232,279
Total liabilities	4,112,245	$4,112,245	$4,112,245	$4,112,245
Shareholders’ equity
Series E Convertible Preferred stock, $0.001 par value, authorized 10,000,000 shares; issued and outstanding, 1,000,000 shares actual and 1,000,000 pro forma as adjusted	1,000	$1,000	$1,000	$1,000
Series G Preferred stock, $0.001 par value, authorized 2,000,000 shares; Series C Preferred Stock issued and outstanding, 0 shares actual and 132,000, 268,000 and 400,000 pro forma as adjusted at 33%, 67% and 100% of maximum offering	0	132	268	400
Common stock, $0.001 par value - authorized, 500,000,000 shares; 98,963,753 shares actual outstanding	98,138	$98,138	$98,138	$98,138
Additional paid-in capital	4,641,674	$7,560,542	$10,722,406	$13,791,274
Accumulated deficit	(7,023,467)	$(7,023,467)	$(7,023,467)	$(7,023,467)
Total shareholders’ equity (deficit)	(2,282,655)	$636,345	$3,798,345	$6,867,345
Total liabilities and stockholders’ equity	$1,829,590	$4,748,590	$7,910,590	$10,979,590

25

F-1

PACIFIC VENTURES GROUP, INC.

Condensed Consolidated Balance Sheets

	For the nine
	months ended September 30, 2018	December 31, 2017
	(unaudited)	(audited)

ASSETS
Current Assets :
Cash and cash equivalents	$419,214	$69
Accounts receivable	164,237	6,589
Inventory Asset	162,326	-
Other Current Asset	1,600
Deposits	1,500	1,500
Total Current Assets	748,877	8,158
Fixed Assets
Fixed assets, net	$119,192	$27,843
Total Fixed Assets	119,192	27,843
Other Assets
Intangible Assets	$950,000	$-
Rent and Utilities Deposit	11,520	-
	961,520	-
TOTAL ASSETS	$1,829,590	$36,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdraft	$-	$-
Accounts payable	501,447	171,085
Accrued expenses	393,904	332,503
Deferred revenue
Current portion, notes payable	646,199	456,914
Current portion, notes payable - related party	249,520	353,759
Current portion, leases payable	88,896
Total Current Liabilities	1,879,966	1,314,261

Long-Term Liabilities:
Notes payable	$2,190,279	$311,821
Notes payable - related party	42,000	42,000
Total Long-Term Liabilities	2,232,279	353,821

Total Liabilities	$4,112,245	$1,668,082

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized, 1,000,000 Series E, issued and outstanding	$1,000	$1,000
Common stock, $.001 par value, 500,000,000 shares authorized, 98,963,753 and 36,430,248 issued and outstanding, respectively	98,138	36,430
Additional paid in capital	4,641,674	4,300,514
Accumulated deficit	(7,023,467)	(5,970,024)

Total Stockholders’ Equity (Deficit)	$(2,282,655)	$(1,632,080)

Total Liabilities and Stockholders’ Equity	$1,829,590	$36,001

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

PACIFIC VENTURES GROUP, INC.

Condensed Consolidated Statements of Operations

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Sales, net of discounts	$1,218,680	$-	$1,908,674	$-
Cost of Goods Sold	913,385	-	1,397,983	-
Gross Profit	305,294	-	510,690	-

Operating Expenses
Selling, general and administrative	171,123	90,951	484,996	296,676
Marketing and Advertising	38,579		93,474
Penalty on Payroll Taxes				12,807
Depreciation expense	9,630	1,000	11,227	2,997
Financing Cost				22,500
Professional fees	122,929		388,298	-
Salaries and wages	123,033		179,230	6,437
Operating Expenses	465,294	91,951	1,157,226	341,417

Loss from Operations	(160,000)	(91,951)	(646,535)	(341,417)

Other Non-Operating Income and Expenses
Gain on shares issued for services	-	-	-	-
Interest expense	(146,969)	(16,439)	(402,082)	(34,231)
Forgiveness of Debt				6,849
Extraordinary Items		-		15,042
Net Loss before Income Taxes	(306,969)	(108,390)	(1,048,617)	(353,758)
Provision for income taxes	-	-	-	-
Net Ordinary Loss	(306,969)	(108,390)	(1,048,617)	(353,758)

Other Income / Expense
Other Income - Other	59		59
Net Loss	$(306,910)	(108,390)	$(1,048,559)	(353,758)

Basic and Diluted Loss per Share - Common Stock	$(0.00310)	$0.00000	$(0.01060)	$0.00000

Weighted Average Number of Shares Outstanding:
Basic and Diluted Class A Common Stock	98,963,753	33,685,624	98,963,753	29,931,607

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

PACIFIC VENTURES GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the nine months ended
	September 30,
	2018	2017

OPERATING ACTIVITIES
Net loss	$(1,048,559)	$(353,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	65,550
Accumulated Depreciation	(24,998)	2,996

Changes in operating assets and liabilities
Accounts receivable	(164,048)	(5,406)
Inventory	(162,326)
Trucks	88,896
Deposits	(11,520)
Accounts payable	233,820	(2,479)
Accrued expenses	61,402
Repayment of notes payable	(208,500)	88,047
Retirement of fixed assets	85,488
Net Cash Used in Operating Activities	(1,084,797)	(270,599)

INVESTING ACTIVITIES
Loan Receivable	(1,600)
Computers	(10,426)
Purchase of equipment, building & improvements	(141,413)	0
Goodwill and Intangible Assets	(950,000)

Net Cash Used In Investing Activities	(1,103,439)	0

FINANCING ACTIVITIES
Proceeds from notes payable	2,547,785	158,000
Proceeds from notes payable - Related		7,500
Repayment of notes payable	(175,000)	(377,333)
Repayment of notes payable - Related	(104,239)	(8,500)
Shares issued for debt conversion	343,717	412,333
Common stocks issued for cash		76,863
Prior period adjustment to retained earnings	(4,884)
Net Cash Provided by Financing Activities	2,607,380	268,863

NET INCREASE (DECREASE) IN CASH	419,144	(1,736)
CASH AT BEGINNING OF PERIOD	69	25,284

CASH AT END OF PERIOD	$419,214	$23,549

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR DURING THE QUARTER:
Interest and penalty fees	$90,063	$0
NON CASH FINANCING ACTIVITIES:
Issuance of shares for debt conversion	$119,621	$0

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Pacific Ventures Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1. NATURE OF OPERATIONS

The Company and Nature of Business

Pacific Ventures Group, Inc. (the “Company,” “we,” “us” or “our”) was incorporated under the laws of the state of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October22, 2012, the Company changed its name to “Pacific Ventures Group, Inc.”.

The current structure of the Company resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar Holdings”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, pursuant to which the Company acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of the Company’s common stock, while simultaneously issuing 2,500,000 restricted shares of the Company’s common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).

As the result of the Share Exchange, Snöbar Holdings became the Company’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations and MAS Global Distributors, Inc., a California corporation (“MGD”), became an indirect subsidiary of the Company.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, which marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represents a change in control of the Company and a change in business operations, the business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust, International Production Impex Corporation, a California corporation (“IPIC”), and MGD.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Azita Davidiyan. The Trust owns 100% of the shares of IPIC, which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops, and holds all of the rights to the liquor licenses to sell such products and trade names “Snöbar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MGD. MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Snöbar Holdings and its subsidiaries, in which Snöbar Holdings has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”). Inter-company balances and transactions have been eliminated upon consolidation.

F-5

The Company applies the provisions of ASC 810 which provides a framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that is unable to make significant decisions about its activities, (3) has a group of equity owners that does not have the obligation to absorb losses or the right to receive returns generated by its operations or (4) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both and substantially all of the entity’s activities (for example, providing financing or buying assets) either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

ASC 810 requires a VIE to be consolidated by the party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) that has both of the following characteristics: a) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that could potentially be significant to the VIE.

A variable interest holder that consolidates the VIE is called the primary beneficiary. If the primary beneficiary of a variable interest entity (VIE) and the VIE are under common control, the primary beneficiary shall initially measure the assets, liabilities, and non-controlling interests of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles). ASC 810 also requires disclosures about VIEs in which the variable interest holder is not required to consolidate but in which it has a significant variable interest.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the Company, Snöbar Holdings, MGD, IPIC, and the Trust, which was established to hold IPIC, which in turn holds liquor licenses. All inter-company accounts have been eliminated during consolidation. See the discussion in Note 1 above for variable interest entity treatment of the Trust and IPIC.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Sales revenues are generally recognized in accordance with the SAB 104 Public Company Guidance, when an agreement exists and price is determinable, the products are shipped to the customers or services are rendered, net of discounts, returns and allowance and collectability is reasonably assured. We are often entitled to bill our customers and receive payment from our customers in advance of recognizing the revenue. In the instances in which we have received payment from our customers in advance of recognizing revenue, we include the amounts in deferred or unearned revenue on our consolidated balance sheet.

Unearned Revenue

Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred or services are performed. As of September 30, 2018, the Company has $0 in deferred revenues. As of December 31, 2017, the Company also had $0 deferred revenue.

Shipping and Handling Costs

The Company’s shipping costs are all recorded as operating expenses for all periods presented.

F-6

Disputed Liabilities

The Company is involved in a variety of disputes, claims, and proceedings concerning its business operations and certain liabilities. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess our potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs. As of September 30, 2018, the Company has $31,858 in disputed liabilities on its balance sheet.

In addition, on January 28, 2016, a labor dispute between IPIC and a former employee was ruled in favor of the former employee by the Labor Commissioner of the State of California. This finding resulted in compensation expenses of $29,103 and an accrued liability of the same amount on IPIC books. The amount was settled during the second quarter of 2018.

Cash Equivalents

The Company considers highly liquid instruments with original maturity of nine months or less to be cash equivalents. As of September 30, 2018, the Company has a cash balance of $419,214 in cash and cash equivalents, compared to $69 at December 31, 2017.

Accounts Receivable

As of September 30, 2018 the Company had $164,237 in Accounts Receivable. Accounts receivable are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers. The Company did not write off any bad debts in 2017 but wrote off $3,820.38 of bad debts during the nine months ended September 30, 2018. The Company will set an allowance for doubtful accounts for any material amount anticipated.

Inventories

Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials. Inventory also consists food products as a result of the acquisition of San Diego Farmers Outlet. As of September 30, 2018, the Company has $162,326 in inventories.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/(Loss) Per Common Share

Income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities. Accordingly, basic and dilutive income/(loss) per common share are the same.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

F-7

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to the short-term maturity of these instruments. The Company performed an independent valuation of San Diego Farmers Outlet (SDFO), in which it was determined that $950,000 if goodwill could be realized by the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Critical Accounting Policies

The Company considers revenue recognition and the valuation of accounts receivable, allowance for doubtful accounts, and inventory and reserves as its significant accounting policies. Some of these policies require management to make estimates and assumptions that may affect the reported amounts in the Company’s financial statements.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (the “SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-04, “Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets”, which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement”, which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions”, which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted.

F-8

In June 2014, FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement.

In June 2014, FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued).

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $1,048,559 for the nine months ended September 30, 2018, and has an accumulated deficit of $7,023,467 as of September 30, 2018.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

F-9

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited consolidated financial statements do not include any adjustments that might arise from this uncertainty.

4. INVENTORIES

As of September 30, 2018, the Company has $162,326 in inventories. Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at September 30, 2018 and December 31, 2017, consisted of:

	September 30, 2018	December 31, 2017
Computers	$11,788	$15,986
Freezers		39,153
Office Furniture		15,687
Rugs		6,000
Software-Accounting		2,901
Telephone System		5,814
Video camera	218	1,528
Building & Improvement	25,000
Forklift 1	3,000
Forklift 2	2,871
Truck 2004 Hino 1	10,000
Truck 2004 Hino 2	10,000
Truck 2018 Hino 155 5347	30,181
Truck 2018 Hino 155 5647	30,181
Truck 2018 Hino 155 5680	30,181

Accumulated Depreciation	(34,227)	(59,225)

	$119,192	$27,843

Depreciation expense for the nine months ended September 30, 2018 was $11,227 compared to $2,997 for the same period of September 30, 2017.

6. ACCRUED EXPENSE

As of September 30, 2018, the Company had accrued expenses of $393,904 compared to $332,503, for the year-end December 31, 2017.

7. INCOME TAX

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

F-10

8. RELATED PARTY TRANSACTIONS

The following table presents a summary of the Company’s promissory notes issued to related parties as of September 30, 2018:

Note holder	Note Amount	Issuance Date	Unpaid Amount
S. Masjedi	150,000	12/10/2010	$122,692
A. Masjedi	500,000	6/1/2013	126,828
M. Shenkman	10,000	2/21/2012	10,000
M. Shenkman	10,000	2/23/2012	10,000
M. Shenkman	10,000	3/14/2013	6,000
M. Shenkman (Entrust)	16,000	9/9/2014	16,000
	$696,000		$291,520

The following description represent note payable-related party transaction pre-Share Exchange that were assumed by the Company as a condition to the Share Exchange:

On February 21, 2012, Snöbar Holdings entered into an unsecured promissory note with Mr. Shenkman, who is Chairman of the Board of Directors and a shareholder of the Company. The note had a principal balance of $10,000 with an interest rate of 5% and is due on demand. The note’s maturity date has subsequently been extended to December 31, 2020. Interest against the note was extinguished in a subsequent extension of the term. The note had a principal balance of $10,000 as of September 30, 2018.

On February 23, 2012, Snöbar Holdings entered into a promissory note with Mr. Shenkman for $10,000, maturing in one year at an interest of 8%. The note has subsequently been extended to December 31, 2020. Interest under the note was extinguished in a subsequent extension of the term. The note had an outstanding balance of $10,000 as of September 30, 2018.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a Mr. Shenkman, the Company’s Chairman of the Board of Directors. The note had a principal balance of $10,000 with an interest rate of 5% and an original maturity date of March 14, 2014, subsequently extended to December 31, 2020 with a lower interest rate of 2%/year. Mr. Shenkman also agreed to make all interest retroactive and deferred. The note had an outstanding balance of $6,000 as of September 30, 2018.

On June 1, 2013, Snöbar Holdings entered into a promissory note with Azizolla Masjedi, father-in-law to Shannon Masjedi who’s the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder, in an amount of $500,000 to purchase all the shares and interests of IPIC. The note matured on June 31, 2017. As of September 30, 2018, the outstanding balance under this note was $231,067, which includes interest and penalty charges. The current balance is $215,653.

On September 9, 2014, Snöbar Holdings entered into a second unsecured promissory note with Mr. Shenkman, through his affiliate company Entrust Group for a total amount of $6,000 and a third unsecured promissory note for a total amount of $10,000, both at an annual interest rate of 2%. No term was provided for in each note, but Mr. Shenkman has agreed to a maturity date of December 31, 2020 and the accrual of interest rates and deferral to maturity. The notes had an aggregate outstanding balance of $16,000 as of September 30, 2018.

As of September 30, 2018, the Company had related party current and long-term notes payable of $249, and $42,000, respectively.

F-11

The following table presents a summary of the Company’s promissory notes issued to unrelated

	Note Amount	Issuance Date	Balance
A. Rodriguez	$86,821	3/14/2013	$86,821
A. Rodriguez	15,000	7/22/2013	15,000
A. Rodriguez	10,000	2/21/2014	10,000
TRA Capital	106,112	3 loans	106,112
BNA Inv	223,499	6 loans	223,499
Morning View	35,000	10/26/2017	-
Brian Berg	30,000	2/1/2012	25,000
Classic Bev	73,473	5/1/2017	82,673
Crown Bridge	33,000	2/22/2018	7,996
JSJ, Investments	75,000	7/12/2017	55,000
PowerUp	119,000	7/25/2017	130,919
Tiger Trout Capital	80,000	8/8/2018	40,000
TCA Global fund	1,750,000	5/1/2018	2,150,000
	$2,636,905		$2,933,020

The following description represent unrelated notes payable transactions pre-reverse merger between Snöbar and the Company that were assumed by the Company as a condition to the Share Exchange Agreement:

In February, 2012, MGD entered into an unsecured promissory note with a certain unrelated party, now a shareholder of the Company for a principal balance of $30,000 at in interest rate of 8% per year and maturity date of August 1, 2014. The note’s maturity date has been extended to December 31, 2020 and the interest rate under the extinguished as part of the extension. The note had an outstanding balance of $25,000 as of September 30, 2018.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party, now a shareholder of the Company. The note had a principal balance of $86,821 with an interest rate of 5% and had a maturity date of March 14, 2014. The note’s maturity date has subsequently been extended to February 1, 2020. Interest under the note was extinguished in a subsequent extension of the term. The note is current and the entire balance is owed and outstanding as of September 30, 2018.

On July 22, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party. The note had a principal balance of $15,000 with an original interest rate of 5%. On February 22, 2014 Snöbar Holdings also entered into another note with the same party for $10,000. Maturity dates have been extended to December 31, 2018, and interest rates has been reduced to 2%, and lender agreed to make all interest retroactive and deferred. The balance of the note was $15,000 and $10,000 as of September 30, 2018.

In February 2014, MGD entered into a secured promissory note with a certain unrelated third party for $10,000. The note was secured by interests in tangible and intangible property of MGD. The Company is to make payments of $181 each business day (Monday through Friday) until the loan is paid off. The effective interest rate on the note is 137%. The outstanding balance of the note is $1,000 as of September 30, 2018.

On May 19, 2014, Snöbar Holdings entered into a secured convertible promissory note with a principal balance of $500,000. The note was secured by interests in cash, accounts receivable, other receivables, inventory, supplies, other assets of Snöbar Holdings including general intangibles and rights of each liquor license owned by Snöbar Trust. The note has an interest rate of 10% and an original maturity date of December 31, 2015. The Company was to make interest only payments beginning July 1, 2014. The lender determined Snöbar Holdings to be in default and on January 29, 2015, entered into a mutually agreed loan modification. The agreement increased the principal balance of the note as of December 31, 2014 to $527,333 and all interest due and payable was deemed to have been paid and the conversion rights of the note were removed. The modification also removed and deleted, in its entirety, all secured interests in cash, accounts receivable, other receivables, inventory, supplies, and other assets of Snöbar Holdings, including intangibles, and rights of each liquor license owned by Snöbar Trust. The maturity date was December 31, 2015 if Snöbar Holdings is not in default, the maturity date of the note should automatically be extended to December 31, 2016 (“First Extended Maturity Date”). Commencing on January 1, 2016, Snöbar Holdings was to make monthly payments of $15,000 until the First Extended Maturity Date. Assuming Snöbar Holdings was not in default with respect to its obligations as of the First Extended Maturity Date, the note would have automatically been extended to December 31, 2017 (“Second Extended Maturity Date”). Commencing on January 1, 2017, the monthly payments increased to $25,000 for every month until the Second Extended Maturity Date. All accrued but unpaid interest, charges and the remaining principal balance of the note was fully due and payable on the Second Extended Maturity Date. In January of 2016 the company decided to enter into renegotiation period for the repayment terms of the modification dated January 29, 2015.

F-12

The following description represents unrelated note payable transactions post-merger between Snöbar and the Company:

On February 13, 2017, Pacific Ventures entered settlement with one of its creditors for $527,333 of its long-term notes payable. The agreement called for issuance of 400,000 shares of PACV restricted common stocks and $200,000 in future cash payment comprising of $25,000 on March 31, 2017, $25,000 on March 31, 2018, $25,000 on March 31, 2019, and $125,000 on March 31, 2020. As of March 10, 2017, Pacific Ventures has issued to the creditor, 400,000 shares of PACV restricted common stocks, and has also paid the $25,000 for the required March 31, 2017 cash payment. The balance of the note as of March 31, 2017 is $175,000 compared to December 31, 2016 balance of $527,333.

Effective September 30, 2017, the Company entered into amended promissory notes with a certain unrelated third party in an amount of $372,500, one for $172,500, and four others for $50,000 each. All of the notes have an interest rate of 8% and had a maturity date of August 13, 2017, but have been extended to November 15, 2017 for a fee of $15,000. The notes had a principal outstanding balance of $348,601 as of September 30, 2018, including the $15,000 extension fee.

In late July, August, and September of 2017, the Company entered into a financing arrangements with Power Up Lending pursuant to which the Company borrowed a total principal of $129,000 secured by shares of the Company’s common stock. The notes were subject to a 6 month hold before any stock was issued. The current balance is $37,919.

On January 11, 2018, the Company issued a Convertible Redeemable Note with a certain unrelated party. for total gross proceeds of $30,000. The note bears an interest of 10% and matures on January 3, 2019. The current principal balance is $30,000.

On February 7, 2018, the Company issued a Convertible Promissory Note with a certain unrelated party. for total gross proceeds of $105,000. The note bears an interest of 2%. The Company received the first tranche of the note and has a current principal balance of $33,000 as of September 30, 2018.

Over the past year Classic Beverage has periodically issued loans to the Company. The Company has agreed to pay interest 10% per year and has agreed on penalty fees if late on payments. The note is due on demand. The current balance is $82,673.

On 2018, the company entered into a promissory note to pay off aged debt on the books of PACV. The amount was $56,066 and the total amount that has converted into stock during the first quarter is $37,184. The current principal balance as of September 30, 2018 is $18,882. That remaining balance converted into common stock in April of 2018.

On May 1, 2018, Pacific Ventures Group entered into a secured promissory note with TCA Global Fund for $1,750,000. The note was secured by interests in tangible and intangible property of Pacific Ventures Group. The Company is to make interest only payments of $24,462 for 2 month; $10,000 for the next 4 months; subsequent payments of $45,500 until the loan is paid off. The effective interest rate on the note is 16%. On July 26, 2018, the Company entered into a second loan with TCA Global Fund for $400,000. The outstanding balance of the notes with TCA Global Fund is $2,150,000 as of September 30, 2018.

As of September 30, 2018, the Company had total short-term notes payable of $646,199 and long-term notes payable of $2,286,821.

9. STOCKHOLDERS’ EQUITY

Share Exchange

On August 14, 2015, Snöbar Holdings entered into the Share Exchange Agreement with the Company and Snöbar Holdings’ shareholders (the “Snöbar Shareholders”) who held of record (i) at least 99% and up to 100% of the total issued and outstanding shares of Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Class B Common Stock, of Snöbar Holding. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B Common Stock from Snöbar Shareholders, with Snöbar Holdings becoming a wholly owned subsidiary of the Company, in exchange for the issuance to the Snöbar Shareholders of 22,500,000 shares of restricted common stock of the Company and the issuance of 2,500,000 restricted shares of the Company’s common stock to certain other persons (as set forth below).

The 2,500,000 restricted shares of the Company’s common stock were issued for the following: 600,000 shares were issued for services for a total of $326,900 of non-cash expenses; a former officer of the Company received 1,000,000 shares in exchange for his 1,000,000 shares of Series E Preferred Stock; and 900,000 shares were issued to extinguish $21,675 of debt due to a former officer and shareholder of the Company.

F-13

Common Stock and Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of its preferred stock, $0.001 par value per share. Effective as of October 2016, the Company designated 1,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”). Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. The Series E Preferred Stock is not convertible into any class of stock of the Company and has no preferences to dividends or liquidation rights. As of September 30, 2018 and December 31, 2017, there were 1,000,000 shares of Series E Preferred Stock issued and outstanding.

From July 1, 2018 through September 30, 2018, the Company issued 15,511,066 shares of its common stock to various investors for services or debt conversion. The Company also issued 826,296 shares of its common stock as a result of stock dividends.

On July 23, 2018, the Company amended the total number of common stock shares it is authorized to issue from 100,000,000 to 500,000,000. The Company is authorized to issue up to 500,000,000 shares of its common stock, $0.001 par value per share. Holders of common stock hold one vote per share. As of September 30, 2018, there were 98,963,753 shares of common stock issued and outstanding, respectively.

10. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Operating Lease

The Company is currently obligated under two operating leases for office spaces and associated building expenses. Both leases are on a month-to-month basis.

San Diego Farmers Outlet has a 5 years lease at $6,000 per month with two (5) year options to extend the lease.

11. SUBSEQUENT EVENTS

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.

The Company has evaluated all subsequent events through the date these consolidated financial statements were issued and determined that there are no material subsequent events to disclose.

F-14

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Pacific Ventures Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pacific Ventures Group Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in stockholders’ deficit, for each of the three years in the period ended December 31, 2017, and the related notes [and schedules] (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There are no critical audit matters.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $5,970,024 and a negative cash flow from operations amounting to $590,059 for the year ended December 31, 2017. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Albert Garcia, CPA

DylanFloyd Accounting & Consulting

We have served as the Company’s auditor since 2016.

Newhall, California

March 29, 2018

F-15

PACIFIC VENTURES GROUP, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets:
Cash and cash equivalents	$69	$25,284
Accounts receivable	6,589	983
Inventory, net	-	-
Deposits	1,500	1,500
Total Current Assets	8,158	27,767

Fixed Assets
Fixed assets, net	27,843	31,838
Total Fixed Assets	27,843	31,838

TOTAL ASSETS	$36,001	$59,605

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank overdraft	$-	$-
Accounts payable	171,085	177,475
Accrued expenses	332,503	231,060
Deferred revenue		15,042
Current portion, notes payable	456,914	1,000
Current portion, notes payable - related party	353,759	-
Current portion, leases payable		-
Total Current Liabilities	1,314,261	424,577

Long-Term Liabilities:
Notes payable	311,821	527,333
Notes payable - related party	42,000	684,048
Total Long-Term Liabilities	353,821	1,211,381

Total Liabilities	$1,668,082	$1,635,958

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,000,000 Series E, issued and outstanding	$1,000	$1,000
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,430,248 and 27,297,364 issued and outstanding, respectively	36,430	27,297
Additional paid in capital	4,300,514	3,722,452
Accumulated deficit	(5,970,024)	(5,327,102)

Total Stockholders’ Equity (Deficit)	(1,632,080)	(1,576,353)

Total Liabilities and Stockholders’ Equity (Deficit)	$36,001	$59,605

The accompanying notes are an integral part of these consolidated financial statements.

F-16

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Operations

	For the Year Ended,
	December 31,
	2017	2016

Sales, net of discounts	$-	$4,763
Cost of Goods Sold	-	(2,020)
Gross Profit	-	2,743

Operating Expenses
Selling, general and administrative	463,749	358,007
Penalty on payroll taxes	12,807	-
Depreciation expense	3,995	3,993
Salaries and wages	6,437	11,845
Operating Expenses/(Loss)	486,988	373,845

Loss from Operations	(486,988)	(371,102)

Other Non-Operating Income and Expenses
Interest expense	(124,963)	(32,063)
Forgiveness of debt	6,849	-
Extraordinary items	15,042	(87,577)

Net Income/(Loss) before income taxes	(590,059)	(490,742)

Provision for income taxes	-	-

Net Income/(Loss)	$(590,059)	$(490,742)

Basic and Diluted Loss per Share - Common Stock	$(0.02)	$(0.02)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Common Stock	36,430,248	27,297,364

The accompanying notes are an integral part of these consolidated financial statements.

F-17

PACIFIC VENTURES GROUP, INC.

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

	Class A Common Stock		Series E Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2014	384,031	384	$1,000,000	$1,000	3,155,072	$(4,806,093)	$(1,649,637)
							-
Shares issued for reverse merger	24,974,000	24,974			(24,974)		-
Note conversion	441,000	441			325,648		326,089
							-
Net loss for the year ended December 31, 2015						(64,552)	(64,552)

Balance, December 31, 2015	25,799,031	$25,799	1,000,000	$1,000	$3,455,746	$(4,870,645)	$(1,388,100)

Note conversion	1,498,333	1,498			266,706		268,204
Prior period adjustment						34,286	34,286
Net loss for the year ended December 31, 2016						(490,743)	(490,743)

Balance, December 31, 2016	27,297,364	$27,297	1,000,000	$1,000	$3,722,452	$(5,327,102)	$(1,576,353)

Prior period adjustment						(52,863.00)	(52,863.00)
Note conversion	2,849,551	2,850			334,369		337,219
Shares Issued	11,243,333	11,243			243,693		254,936
Cancelled shares	(4,960,000)	(4,960)					(4,960)
Net loss for the year ended December 31, 2017						(590,059)	(590,059)

Balance, December 31, 2017	36,430,248	$36,430	1,000,000	$1,000	$4,300,514	$(5,970,024)	$(1,632,080)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Cash Flows

	For the Year Ended,
	December 31,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(590,059)	$(490,743)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	-	-
Depreciation	3,995	3,993
Changes in operating assets and liabilities	-
Accounts receivable	(5,606)	(983)
Inventory	-	2,020
Deposits	3,000	4,880
Accounts payable	(19,238)	(39,108)
Accrued expenses	95,874	(39,253)
Net Cash Used in Operating Activities	(512,034)	(559,194)

INVESTING ACTIVITIES
Disposal of fixed asset	-	-
Net Cash Provided by (Used in) Investing Activities	-	-

FINANCING ACTIVITIES
Proceeds from notes payable	465,914	10,000
Proceeds from notes payable - Related	747	261,577
Repayment of notes payable	(352,333)	-
Repayment of notes payable - Related	(161,705)
Common stock issued for cash	534,196	361,976
Prior period adjustment to retained earnings	-	(49,285)

Net Cash Provided by Financing Activities	486,820	584,268

NET INCREASE (DECREASE) IN CASH	(25,215)	25,074
CASH AT BEGINNING OF PERIOD	25,284	210

CASH AT END OF PERIOD	$69	$25,284

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$49,167	$80,619
NON CASH FINANCING ACTIVITIES:
Issuance of shares for debt conversion	$2,850	$-

F-19

Pacific Ventures Group, Inc.

Notes to Condensed Consolidated Financial Statements

For the years ended December 31, 2017 and 2016

1. NATURE OF OPERATIONS

The Company and Nature of Business

Pacific Ventures Group, Inc. (the “Company,”“we,”“us” or “our”) was incorporated under the laws of the state of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to “Pacific Ventures Group, Inc.”.

The current structure of the Company resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar Holdings”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, pursuant to which the Company acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of the Company’s common stock, while simultaneously issuing 2,500,000 restricted shares of the Company’s common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).

As the result of the Share Exchange, Snöbar Holdings became the Company’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations and MAS Global Distributors, Inc., a California corporation (“MGD”), became an indirect subsidiary of the Company.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, which marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the Company’s business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust , International Production Impex Corporation, a California corporation (“IPIC”) , and MGD.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, the father of Shannon Masjedi, the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, and majority stockholder. The Trust owns 100% of the shares of IPIC, which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops, and holds all of the rights to the liquor licenses to sell such products and trade names “Snöbar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MGD. MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Snöbar Holdings and its subsidiaries, in which Snöbar Holdings has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”). Inter-company balances and transactions have been eliminated upon consolidation.

F-20

The Company applies the provisions of ASC 810 which provides a framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that is unable to make significant decisions about its activities, (3) has a group of equity owners that does not have the obligation to absorb losses or the right to receive returns generated by its operations or (4) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both and substantially all of the entity’s activities (for example, providing financing or buying assets) either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

ASC 810 requires a VIE to be consolidated by the party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) that has both of the following characteristics: a) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that could potentially be significant to the VIE.

A variable interest holder that consolidates the VIE is called the primary beneficiary. If the primary beneficiary of a variable interest entity (VIE) and the VIE are under common control, the primary beneficiary shall initially measure the assets, liabilities, and non-controlling interests of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles). ASC 810 also requires disclosures about VIEs in which the variable interest holder is not required to consolidate but in which it has a significant variable interest.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the Company, Snöbar Holdings, MGD, IPIC and the Trust, which was established to hold IPIC, which in turn holds liquor licenses. All inter-company accounts have been eliminated during consolidation. See the discussion in Note 1 above for variable interest entity treatment of the Trust and IPIC.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Sales revenues are generally recognized in accordance with the SAB 104 Public Company Guidance, when an agreement exists and price is determinable, the products are shipped to the customers or services are rendered, net of discounts, returns and allowance and collectability is reasonably assured. We are often entitled to bill our customers and receive payment from our customers in advance of recognizing the revenue. In the instances in which we have received payment from our customers in advance of recognizing revenue, we include the amounts in deferred or unearned revenue on our consolidated balance sheet.

Unearned Revenue

Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred or services are performed. As at December 31, 2017, the Company has $0 in deferred revenue. This is comparable to deferred revenue balance of $15,042 as of December 31, 2016, which was as a result of prepayment by two of its customers.

Shipping and Handling Costs

The Company’s shipping costs are all recorded as operating expenses for all periods presented.

F-21

Disputed Liabilities

The Company is involved in a variety of disputes, claims, and proceedings concerning its business operations and certain liabilities. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess our potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs. As of December 31, 2017, the Company has $31,858 in disputed liabilities on its balance sheet.

In addition, on January 28, 2016, a labor dispute between IPIC and a former employee was ruled in favor of the former employee by the Labor Commissioner of the State of California. This finding resulted in compensation expenses of $29,103 and an accrued liability of the same amount on IPIC book for the fiscal year ended December 31, 2017.

Cash Equivalents

The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents. As of December 31, 2017, the Company had a cash balance of $69 in cash and cash equivalents, compared to $25,284 at December 31, 2016.

Accounts Receivable

Accounts receivable are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers. The Company did not write off any bad debts during the years ended December 31, 2017 and 2016, and thus has not set an allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials. As of December 31, 2017 and 2016, the Company has $0 in inventories.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/(Loss) Per Common Share

Income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities. Accordingly, basic and dilutive income/(loss) per common share are the same.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

F-22

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to the short-term maturity of these instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Critical Accounting Policies

The Company considers revenue recognition and the valuation of accounts receivable, allowance for doubtful accounts, and inventory and reserves as its significant accounting policies. Some of these policies require management to make estimates and assumptions that may affect the reported amounts in the Company’s financial statements.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (the “SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-04, “Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets”, which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement”, which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions”, which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted.

F-23

In June 2014, FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement.

In June 2014, FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued).

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $590,059 for the year ended December 31, 2017, and has an accumulated deficit of $5,970,024 as at December 31, 2017.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These audited consolidated financial statements do not include any adjustments that might arise from this uncertainty.

F-24

4. INVENTORIES

No inventories were recorded as of December 31, 2017 and 2016.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2017 and December 31, 2016, consisted of:

	December 31, 2017	December 31, 2016
Computers	$15,986	$15,986
Freezers	39,153	39,153
Office Furniture	15,687	15,687
Rugs	6,000	6,000
Software - Accounting	2,901	2,901
Telephone System	5,814	5,814
Video Camera	1,528	1,528

Accumulated Depreciation	(59,225)	(55,231)

Net Book Value	$27,843	$31,838

Depreciation expense for the year ended December 31, 2017 was $3,995 compared to $3,993 for the same period of December 31, 2016.

6. ACCRUED EXPENSE

As of December 31, 2017, the Company had accrued expenses of $332,503 compared to $231,060 for the year ended December 31, 2016.

7. INCOME TAX

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

F-25

8. RELATED PARTY TRANSACTIONS

The following table presents a summary of the Company’s promissory notes issued to related parties as of December 31, 2017:

Noteholder	Note Amount	Issuance Date	Unpaid Amount
S. Masjedi	$150,000	12/10/2010	$122,692
A. Masjedi	500,000	6/1/2013	231,067
M. Shenkman	10,000	2/21/2012	10,000
M. Shenkman	10,000	2/23/2102	10,000
M. Shenkman	10,000	3/14/2013	6,000
M. Shenkman	16,000	9/9/2014	16,000
Total	$696,000		$395,759

The following description represent note payable-related party transaction pre-Share Exchange that were assumed by the Company as a condition to the Share Exchange:

In January 2011, MGD, which is now a majority owned subsidiary of Snöbar Holdings , entered into an unsecured promissory note with Mrs. Masjedi, who is now the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder. The note had a principal balance of $150,000 with an interest rate of 3% and has a maturity date of December 31, 2020. Interest under the note was extinguished in a subsequent extension of the term of the note. The balance of the note at December 31, 2017 was $122,692.

On February 21, 2012, Snöbar Holdings entered into an unsecured promissory note with Mr. Shenkman, who is Chairman of the Board of Directors and a shareholder of the Company. The note had a principal balance of $10,000 with an interest rate of 5% and is due on demand. The note’s maturity date has subsequently been extended to December 31, 2020. Interest against the note was extinguished in a subsequent extension of the term. The note had a principal balance of $10,000 as of December 31, 2017.

On February 23, 2012, Snöbar Holdings entered into a promissory note with Mr. Shenkman for $10,000, maturing in one year at an interest of 8%. The note has subsequently been extended to December 31, 2020. Interest under the note was extinguished in a subsequent extension of the term. The note had an outstanding balance of $10,000 as of December 31, 2017.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a Mr. Shenkman, the Company’s Chairman of the Board of Directors. The note had a principal balance of $10,000 with an interest rate of 5% and an original maturity date of March 14, 2014, subsequently extended to December 31, 2020 with a lower interest rate of 2%/year. Mr. Shenkman also agreed to make all interest retroactive and deferred. The note had an outstanding balance of $6,000 as of December 31, 2017.

On June 1, 2013, Snöbar Holdings entered into a promissory note with Azizolla Masjedi, father-in-law to Shannon Masjedi who’s the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder, in an amount of $500,000 to purchase all the shares and interests of IPIC. The note matured on June 31, 2017. As of December 31, 2017, the outstanding balance under this note was $231,067, which includes interest and penalty charges.

On September 9, 2014, Snöbar Holdings entered into a second unsecured promissory note with Mr. Shenkman, through his affiliate company Entrust Group for a total amount of $6,000 and a third unsecured promissory note for a total amount of $10,000, both at an annual interest rate of 2%. No term was provided for in each note, but Mr. Shenkman has agreed to a maturity date of December 31, 2020 and the accrual of interest rates and deferral to maturity. The notes had an aggregate outstanding balance of $16,000 as of December 31, 2017.

As of December 31, 2017, the Company had related party current and long-term notes payable of $353,759 and $42,000, respectively.

F-26

9. NOTES PAYABLE

The following table presents a summary of the Company’s promissory notes issued to unrelated third parties as of December 31, 2017:

	Note Amount	Issuance Date	Unpaid Amount
	$10,000	February 2014	$1,000
	272,500	9/30/2017	207,500
	129,000	7/25/2017	129,000
	75,000	7/12/2017	75,000
	15,000	7/22/2013	15,000
	86,821	3/14/2013	86,821
	10,000	2/21/2014	10,000
	30,000	2/1/2012	25,000
	500,000	5/19/2014	175,000
	44,414	5/1/2017	44,414
Total:	$914,321		$768,735

The following description represent unrelated notes payable transactions pre-reverse merger between Snöbar and the Company that were assumed by the Company as a condition to the Share Exchange Agreement:

In February, 2012, MGD entered into an unsecured promissory note with a certain unrelated party, now a shareholder of the Company for a principal balance of $30,000 at in interest rate of 8% per year and maturity date of August 1, 2014. The note’s maturity date has been extended to December 31, 2020 and the interest rate under the extinguished as part of the extension. The note had an outstanding balance of $25,000 as of December 31, 2017.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party, now a shareholder of the Company. The note had a principal balance of $86,821 with an interest rate of 5% and had a maturity date of March 14, 2014. The note’s maturity date has subsequently been extended to February 1, 2020. Interest under the note was extinguished in a subsequent extension of the term. The note is current and the entire balance is owed and outstanding as of December 31, 2017.

On July 22, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party. The note had a principal balance of $15,000 with an original interest rate of 5%. Maturity date has been extended to December 31, 2018, and interest rate has been reduced to 2%, and lender agreed to make all interest retroactive and deferred. The balance of the note was $15,000 as of December 31, 2017.

In February 2014, MGD entered into a secured promissory note with a certain unrelated third party for $10,000. The note was secured by interests in tangible and intangible property of MGD. The Company is to make payments of $181 each business day (Monday through Friday) until the loan is paid off. The effective interest rate on the note is 137%. The outstanding balance of the note is $1,000 as of December 31, 2017.

On May 19, 2014, Snöbar Holdings entered into a secured convertible promissory note with a principal balance of $500,000. The note was secured by interests in cash, accounts receivable, other receivables, inventory, supplies, other assets of Snöbar Holdings including general intangibles and rights of each liquor license owned by Snöbar Trust. The note has an interest rate of 10% and an original maturity date of December 31, 2015. The Company was to make interest only payments beginning July 1, 2014. The lender determined Snöbar Holdings to be in default and on January 29, 2015, entered into a mutually agreed loan modification. The agreement increased the principal balance of the note as of December 31, 2014 to $527,333 and all interest due and payable was deemed to have been paid and the conversion rights of the note were removed. The modification also removed and deleted, in its entirety, all secured interests in cash, accounts receivable, other receivables, inventory, supplies, and other assets of Snöbar Holdings, including intangibles, and rights of each liquor license owned by Snöbar Trust. The maturity date was December 31, 2015 if Snöbar Holdings is not in default, the maturity date of the note should automatically be extended to December 31, 2016 (“First Extended Maturity Date”). Commencing on January 1, 2016, Snöbar Holdings was to make monthly payments of $15,000 until the First Extended Maturity Date. Assuming Snöbar Holdings was not in default with respect to its obligations as of the First Extended Maturity Date, the note would have automatically been extended to December 31, 2017 (“Second Extended Maturity Date”). Commencing on January 1, 2017, the monthly payments increased to $25,000 for every month until the Second Extended Maturity Date. All accrued but unpaid interest, charges and the remaining principal balance of the note was fully due and payable on the Second Extended Maturity Date. In January of 2016 the company decided to enter into renegotiation period for the repayment terms of the modification dated January 29, 2015. As a result of the renegotiation with the note holder.

F-27

The following description represents unrelated note payable transactions post-merger between Snöbar and the Company:

On February 13, 2017, the Company entered a settlement agreement with one of its creditors for $527,333 of its long-term notes payable. The agreement called for issuance of 400,000 restricted shares of the Company’s common stock and $200,000 in future cash payment comprising of $25,000 on March 31, 2017, $25,000 on March 31, 2018, $25,000 on March 31, 2019, and $125,000 on March 31, 2020. As of March 10, 2017, the Company issued to the creditor, 400,000 restricted shares of the Company’s common stock, and also paid the $25,000 for the required March 31, 2017 cash payment. The $25,000 payment due in 2018 was paid to JRSR26 on March 1, 2018. The balance of the note as of December 31, 2017 is $175,000.

Effective September 30, 2015, the Company entered into amended promissory notes with a certain unrelated third party in an amount of $272,500, one for $172,500, and two others for $50,000 each. All of the notes have an interest rate of 8% and had a maturity date of August 13, 2017, but have been extended to November 15, 2017 for a fee of $15,000. The notes had a principal outstanding balance of $207,500 as of December 31, 2017.

In September of 2017, the Company entered into a financing arrangement with a lending institution pursuant to which the Company borrowed a principal of $129,000 secured by shares of the Company’s common stock.

On July 12, 2017, the issued a Convertible Promissory Note to JSJ Investments Inc. for total gross proceeds of $75,000. The note is convertible at any time after the issuance date, bears interest at 12% and matures on April 12, 2018.

As of December 31, 2017, the Company had short-term notes payable of $456,914 and long-term notes payable of $311,821.

10. STOCKHOLDERS’ EQUITY

Share Exchange

On August 14, 2015, Snöbar Holdings entered into the Share Exchange Agreement with the Company and Snöbar Holdings’ shareholders (the “Snöbar Shareholders”) who held of record (i) at least 99% and up to 100% of the total issued and outstanding shares of Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Class B Common Stock, of Snöbar Holding. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B Common Stock from Snöbar Shareholders, with Snöbar Holdings becoming a wholly owned subsidiary of the Company, in exchange for the issuance to the Snöbar Shareholders of 22,500,000 shares of restricted common stock of the Company and the issuance of 2,500,000 restricted shares of the Company’s common stock to certain other persons (as set forth below).

The 2,500,000 restricted shares of the Company’s common stock were issued for the following: 600,000 shares were issued for services for a total of $326,900 of non-cash expenses; a former officer of the Company received 1,000,000 shares in exchange for his 1,000,000 shares of the Company’s Series E Preferred Stock; and 900,000 shares were issued to extinguish $21,675 of debt due to a former officer and shareholder of the Company.

Common Stock and Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of its preferred stock, $0.001 par value per share. Effective as of October 2016, the Company designated 1,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”). Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. The Series E Preferred Stock is not convertible into any class of stock of the Company and has no preferences to dividends or liquidation rights. As of December 31, 2017, and 2016, there were 1,000,000 shares of Series E Preferred Stock issued and outstanding.

From January 1, 2017 through December 31, 2017, the Company issued 2,849,551 shares of its common stock to various investors for cash and other considerations.

From January 1, 2017 through December 31, 2017, the Company issued 11,243,333 shares of its common stock and cancelled 4,960,000 shares issued in the first quarter of 2017 fiscal year as a result of a failure to close an acquisition, resulting in a net issuance of 9,132,884 (including converted 2,849,551 shares) for services and repayment of debt.

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The Company is authorized to issue up to 100,000,000 shares of its common stock, $0.001 par value per share. Holders of common stock have one vote per share. As of December 31, 2017, and 2016, there were 36,430,248 and 27,297,364 shares of the Company’s common stock issued and outstanding, respectively.

11. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Operating Lease

The Company is currently obligated under two operating leases for office spaces and associated building expenses. Both leases are on a month-to-month basis at a monthly rate of $450 and $330, respectively.

12. EQUITY INCENTIVE PLAN

On November 3, 2017, the Company’s Board of Directors approved the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), which reserves a total of 1,500,000 shares of the Company’s common stock for issuance under the 2017 Plan. Incentive awards authorized under the 2017 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, subject to the approval of the 2017 Plan by the Company’s stockholders. If an incentive award granted under the 2017 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2017 Plan. All of the shares under the 2017 Plan were registered in the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 21, 2017 (the “Form S-8”).

In December 2017, the Company issued 1,240,000 shares of its common stock under the 2017 Plan and pursuant to the Form S-8 to a certain consultant in settlement of amounts owed by the Company for services provided by such consultant. As of December 31, 2017, other than such issuance, no other awards or shares of the Company’s common stock have been issued under the 2017 Plan.

13. SUBSEQUENT EVENTS

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.

The Company has evaluated all subsequent events through the date these consolidated financial statements were issued, and determined the following are material to disclose.

On January 31, 2018, the Company entered into an Asset Purchase Agreement (the “APA”) with Royalty Foods, LLC, a Nevada limited liability corporation and wholly owned subsidiary of the Company (“Royalty Foods”), and San Diego Farmers Outlet, Inc., a California corporation (“SDFO”). Pursuant to the APA, at the closing of the transactions contemplated therein (the “Closing”), Royalty Foods agreed to acquire substantially all of the operating assets and assume certain liabilities of SDFO (the “Asset Purchase”). SDFO is a wholesale and retail seller of fresh produce, groceries, meals, food and other food-related goods. SDFO was founded in 2002 and is located in San Diego, California.

The Closing is subject to various closing conditions, including, among others, SDFO’s material performance or compliance with obligations and covenants required by the APA, SDFO’s delivery to the Company and the Company’s satisfaction upon review of certain due diligence items, the Company successfully securing financing to complete the Asset Purchase (the “Financing”), and SDFO’s execution of Ancillary Agreements (as defined below). At Closing, upon satisfaction of each of the closing conditions set forth in the Agreement, Royalty Foods agreed to acquire those properties, rights, contracts, claims and assets of SDFO (defined in the Agreement as the “Transferred Assets”), and assume certain liabilities of SDFO (defined in the Agreement as the “Assumed Liabilities”). The total consideration to be paid by the Company to SDFO under the APA is $1,050,000 in cash, subject to inventory, accounts payable, accounts receivable and other true-up adjustments as set forth in the APA.

There can be no assurance that the Financing and the Asset Purchase will be consummated or as to the date by which the Asset Purchase may be consummated, if at all.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Pacific Ventures’ current structure was as a result of a reverse merger with Snöbar Holdings, Inc. (“Snöbar”) through a share exchange (the “Share Exchange”). As the result of the share exchange, Pacific Ventures became the holding company for Snöbar Holdings, Inc. and its affiliates and subsidiaries comprising Snöbar Trust (“Trust”), International Production Impex Corporation (“IPIC”), and MAS Global Distributors, Inc. (“MGD”).

Prior to the Share Exchange, Pacific Ventures, which was incorporated under the laws of the State of Delaware on October 3, 1986, operated as an insurance holding company and through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

As the result of the Share Exchange, Pacific Ventures became the holding company for Snöbar Holdings, Inc. and its affiliates and subsidiaries comprising Snöbar Trust (“Trust”), International Production Impex Corporation (“IPIC”), and MAS Global Distributors, Inc. (“MGD”).

Since the Share Exchange represented a change in control of the Company and a change in business operations, the business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust, IPIC, and MGD.

The following discussion highlights Pacific Ventures’ results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Pacific Ventures’ audited Financial Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Overview

As a result of the Share Exchange, Pacific Ventures through its subsidiaries and affiliates of Snöbar, IPIC and MGD, offers solutions within the food, beverage, alcohol and hospitality industries. The Company is the trustor and beneficiary of the Trust. The Trust owns all of the interests of IPIC. IPIC holds the rights of the liquor licenses to sell alcohol-infused ice cream and ice-pops products and trade names Snöbar. IPIC is a food and beverage, alcohol distribution company that is engaged in marketing products, such as Snöbar alcohol infused ice pops, and Snöbar alcohol infused ice cream and sorbet. The Snöbar ice pops are frozen alcohol beverage bars, similar to popsicles on a stick, but made with liquor, such as tequila and vodka. Snöbar ice pops are manufactured in approximately three flavors: Margarita, Cosmopolitan and Mojito. Snöbar ice creams are ice cream and sorbets that are distilled spirit cocktails containing approximately 15% liqueurs and liquors.

The alcohol beverage and dessert industries are extremely innovative and continuously add new and original products. IPIC has determined that capturing even a small portion of these markets would surpass the initial production capabilities of the SnöBar products and provide a platform for exponential growth nationally and internationally. The offering of SnöBar alcohol-infused ice cream and ice pop products worldwide seeks to take advantage of the success of the worldwide alcohol beverage market and the thriving frozen desserts market.

Overview 2016 ― During the 2016 fiscal year, the Company confronted significant challenges in the delivery of their products and services, primarily as a consequence of changing merchandising and customer preferences for online purchases. Additionally, the Company’s primary vendors changed policies with respect to minimum orders, delivery times and prepayments. The Company’s management observes that shortfalls in investment and financial funding have not been resourced sufficiently to meet sometimes compressed delivery requirements. Additional funding has also been unavailable to pursue additional geographic markets, both domestic and international.

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Overview 2017 ― During 2017, the South Carolina distributor expanded the account base for SnöBar and has many successful placements for the brand. Furthermore, additional funding has also been unavailable to pursue additional geographic markets, both domestic and international. The Company continued development of the Snöbar Product Line with the goal to fulfill the current orders that the brand has in hand from the Company’s distributor in South Carolina as well as from other accounts. In addition, the Company further continued with its strategy of selectively pursue strategic acquisitions in its industry and related industries, culminating in the execution of the Asset Purchase Agreement with San Diego Farmers Outlet, Inc. The Company is currently working on satisfying the closing conditions under the Asset Purchase Agreement, including obtaining the necessary Financing, and hope to close the transaction during the fourth quarter of 2018. There can be no assurance, however, that the Financing and the asset acquisition will be consummated or as to the date by which the asset acquisition may be consummated, if at all.

Strategy

The general marketing strategy is for the SnöBar products to be sold to high-end restaurants, resorts, cruise lines and hotels worldwide. Additionally, various celebrity branding and product endorsements are currently being explored. Initially, the focus will be on establishing major accounts in four core markets consisting of Southern California, Phoenix, Las Vegas and Miami. The larger vision is to sell products in grocery stores such as Kroger, Wal-Mart and others, and thereafter to begin a national marketing program to all U.S. retailers. It is essentially a top down marketing plan where products are placed with the largest retailer then trickle down to the smallest seller in each market area. We intend to raise additional capital through the issuance of equity and/or debt securities in order to finance our growth and expansion of distribution.

Plan of Operations for the Next Twelve Months

Pacific Ventures will need approximately $500,000 to sustain operations for the next 12 months. Our plan is to achieve meaningful sales revenue from the sale of the SnöBar products to meet our operating needs. However, it is very likely that we will not be able to increase our sale revenue sufficiently to meet these needs in time. It is also unlikely that we will be able to satisfy all of our obligations to pay interest and repay principal in the estimated aggregate amount of $570,800 due and payable within the next 12 months under the various forms of our outstanding debt. Although we have been able to extend the maturity dates as well as repayment terms of a substantial amount of such debt, there is no assurance that we will be able to further extend such repayments or maturity dates to avoid a default, as such further extension depends on the consent of the holders of such debt. If we are unable to make such payments and repayments and unable to extend and delay required payments or maturities of such debt, the holders of such debt will have the right to take legal action seeking enforcement of the debt. If any legal action is taken against us, we would face the risk of having to deplete our limited cash resources to defend against such suit or face the entry of a default judgment. In either event, such action would have grave impact on our operations. Our ability to continue operations will be dependent upon the successful completion of additional long-term or permanent equity financing, the support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that we will be successful, which would in turn significantly affect our ability to be successful in our new business plan. If not, we will likely be required to reduce operations or liquidate assets. We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing in order to satisfy our working capital and other cash requirements.

As of the date of this Prospectus, Snöbar products are currently being sold in the east coast of United States by the Company’s distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level.

The Company’s San Diego Farmers Outlet (SDFO) acquisition has increased sales of its wholesale business, and still plan on expanding our current delivery territory from 25 miles to a 40-mile radius. SDFO is also in the process of obtaining 2 new delivery trucks to add to the current fleet of trucks. The Company has begun marketing to new restaurants in the area, most notably Asian and Italian restaurants, and have let restaurants know that SDFO can deliver the finest produce in market.

SDFO installed new signage around the retail market, added additional landscaping to enhance the appearance of the market, and purchased a new Point of Sale system to improve efficiency and ordering processes.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

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Results of Operations

Nine months ended September 30, 2018, as Compared to Nine months Ended September 30, 2017

Revenues ― The Company accrued $1,908,674 in Sales, net of discounts for the nine months ended September 30, 2018 as compared to $0 for the same period of September 30, 2017.

Operating Expenses ― Total operating expenses for the nine months ended September 30, 2018 were $1,157,226 as compared to $341,417 in the same period in, 2017, due to increased operating activities during the period ended September 30, 2018, and an increase in general and administrative expenses, marketing and advertising and professional fees.

Selling, General and Administrative Expenses ― Selling, general and administrative expenses for the nine months ended September 30, 2018 increased to $484,996 from $296,676 in the same period in 2017, which was due to an increase in marketing and business development expenses and professional fees. The amount excludes salaries and wages expenses.

Marketing and Advertising Expenses – Marketing and advertising expenses for the nine months ended September 30, 2018 was $93,474 which includes marketing and business development expenses.

Professional fees – Professional fees expenses for the nine months ended September 30, 2018 was $388,298, which includes accounting, legal fees and consulting services.

Depreciation Expense ― Depreciation expense for the nine months ended September 30, 2018 and 2017 was $11,227 and $2,997, respectively.

Salaries and Wages ― Salaries and wages expense for the nine months ended September 30, 2018 was $179,230 as compared to $6,437 for the prior same period. The decrease was due to cost cutting measures implemented previously that froze compensation accrual for senior management. This action was primarily responsible for the reduction compensation of staff during the period under review.

Net Loss ― Net loss for nine months ended September 30, 2018 was $1,048,559, as compared to net loss of $353,758 for the nine months ended September 30, 2017, which was primarily due to increase in operating expenses, marketing and business development expenses and professional fees.

Year ended December 31, 2017, as compared to the year ended December 31, 2017

Revenues and Cost of Goods Sold. We generate our revenues from the domestic and international sales of SnöBar ice creams and ice pops of IPIC, which is owned by the Trust. Revenue for the fiscal year ended December 31, 2017 declined to $0 from $2,743 during the comparable period reflecting significant financial constraints caused by changes in vendor requirements, mandatory changes in operations and logistics, and delays associated with completion of online sales platform, for a net decrease of $2,743.

Cost of goods sold is comprised of production costs, shipping and handling and handling costs. For the fiscal year ended December 31, 2017, we had costs of goods sold of $0, as compared to $2,020 in the comparable period ended December 31, 2016. The percentage of COGS against sales was for from 42.4%in to 0% in the fiscal year ended December 31, 2017.

Operating Expenses. Our SG&A expenses consist of sales and marketing, professional services, rents, and general office expenses (including wages for non-officer personnel). During the fiscal year ended December 31, 2017 our SG&A expenses increased to $463,749 from $358,007 in the comparable prior period, an increase of $105,742. These increases were the result of increases in general office expenses of $34,693, professional services increasing $147,302 between the fiscal year periods ended December 31, 2016 and 2017. Depreciation expenses remained the same between fiscal year periods as no depreciable assets were added. Executive salaries decreased from $11,845 during December 31, 2016 to $6,437 during December 31, 2017, the direct consequence of non-accruing deferrals from our owners and senior executives.

Total operating expenses for the fiscal year ended December 31, 2017 were $486,988, representing an increase of $113,430, as compared to $358,007 for the comparable prior period ended December 31, 2016.

Other Non-Operating Income and Expenses. Non-operating expenses for the fiscal year ended December 31, 2017 were $103,071, consisting of $124,963 in interest expense and an extraordinary items of $21,891 compared to a loss of $119,640, consisting of interest expense of $32,063 and an extraordinary item gain of $87,577, respectively, in the comparable prior period ended December 31, 2016.

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Net Loss. Net loss for the fiscal year ended December 31, 2017 was $590,059, an increase of $99,316 from $490,743 in the comparable prior period ended December 31, 2016.

Financial Condition, Liquidity and Capital Resources

As of September 30, 2018, the Company had a working capital deficit of $1,131,089, consisting of current assets of $419,214 in cash and cash equivalents, accounts receivable of 164,237, inventory of $162,326, other current assets of $1,600 and deposits of $1,500. Current liabilities consist of accounts payable $501,447, accrued expenses of $393,804, $895,719 in the current portion of notes payable, and $88,896 in the current portion of leases payable.

For the nine months period ended September 30, 2018, the Company used $1,084,797 of cash in operating activities, used $1,103,439 of cash in investing activities and obtained cash of $2,607,379 from financing activities, resulting in an increase in total cash of $419,143 and a balance of $419,214 for the period.

Total current assets as of September 30, 2018 were $748,877, while current liabilities for the nine months period ended September 30, 2018 were $1,879,966. The Company has incurred an operating loss of $1,048,559 for the nine months period ended September 30, 2018, largely due the increase in operating expenses and increase in salaries and wages expenses, marketing and business development expenses and professional fees. During the nine months period ended September 30, 2018, the Company had an accumulated deficit of $7,023,467. These factors raise substantial doubt about our ability to continue as a going concern.

Changes in the composition of our Notes Payable and Notes Payable-Related Parties are presented in the table below:

	As of Sept 30, 2018		As of December 31, 2017
	$ Current	$ Long-Term	$ Current	$ Long Term
Notes Payable	646,199	2,286,821	456,914	311,821
Notes Payable - Related	249,520	42,000	353,759	42,000
	$895,719	$2,328,821	$810,673	$353,821

Total Notes Payable for related and unrelated parties increased by $2,060,046 from the fiscal year ended December 31, 2017 from $1,164,494 to $3,224,540 in nine months period ended September 30, 2018.

As of September 30, 2018, total stockholders’ equity deficit increased to $2,282,655 from $1,632,080 as of December 31, 2017. Accumulated deficit increased from $5,970,024 in the fiscal year ended December 31, 2017 to $7,023,467 for the nine months period ended September 30, 2018.

As of September 30, 2018, the Company had $419,214 in cash to fund our operations. The Company does not believe our current cash balances will be sufficient to allow us to fund our operating plan for the next twelve months. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail its operations. These conditions raise substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

Fiscal years ended December 31, 2017 and 2016

As of December 31, 2017, we had a working capital deficit of $1,306,103comprised of $69 in cash, $6,589 of accounts receivable, and $1,500 in deposits which were offset by accounts payable of $171,085, $332,503 in accrued expenses, $456,914 in current notes payable, $353,759 in current note payable to a related party. For the fiscal year ended December 31, 2017 we used $512,034 in operating activities. Cash provided in financing activities totaled $486,820, consisting of $465,914 in proceeds from notes payable, $534,196 in the sale of common stock, $747 in proceeds from related party notes payable. In the comparable prior period in 2016, we had a working capital deficit of $532,400 comprised of $23,284 in cash, $983 of accounts receivable, and $1,500 in deposits offset by $177,475 in accounts payable, $213,060 in accrued expenses, $15,042 in deferred revenue, $26,510 in current portion of notes payable, and $26,510 in current portion of notes payable to a related party. We used $559,194 in cash from operating activities, and received $584,268 in financing activities, comprised of $10,000 in proceeds from notes payable, $261,577 proceeds from notes payable related party, common stock sales of $361,976 and prior period adjustment of ($49,285).

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Capital Resources

Our principal sources of liquidity to date have been cash generated by issuing new shares of the Company’s common stock and cash generated from loans to us. Management estimates that the current funds on hand will be sufficient to continue operations through December 31, 2018.

In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. Expanding market awareness of the SnöBar products and our international distribution networks, together with further improvement of the SnöBar products will require future capital and liquidity expansion. Since our inception in January 2013, our shareholders have contributed a significant amount of capital making it possible for us to develop and market the SnöBar products. To continue to develop our product offerings and generate sales, significant capital has been and will continue to be required. Management intends to fund future operations through additional private or public equity and/or debt offerings. There can be given no assurances that additional funding will be available on terms acceptable to us, or at all. Any equity financing may be dilutive to existing shareholders. We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the year ended December 31, 2017 and 2016 and are included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

As of September 30, 2018, December 31, 2017 and 2016, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

DESCRIPTION OF BUSINESS

Overview

Pacific Ventures was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to Pacific Ventures Group, Inc.

The current structure of Pacific Ventures resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar”),which was treated as a reverse merger for accounting purposes. On August 14, 2015, Pacific Ventures and its stockholders entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, Inc. (“Snöbar Holdings”), pursuant to which Pacific Ventures acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of Pacific Ventures’ common stock, while simultaneously issuing 2,500,000 shares of Pacific Ventures’ restricted common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).As the result of the Share Exchange, Snöbar Holdings. became Pacific Venture’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations, and Snöbar Holdings’ majority owned subsidiary, MAS Global Distributors, Inc., a California corporation (“MGD”),became indirect subsidiary of Pacific Ventures.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust, IPIC, and MGD.

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Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and majority stockholder. The Trust owns 100% of the shares of International Production Impex Corporation, a California corporation (“IPIC”), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation (“MGD”). MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification(“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

On June 12, 2017, the Company, entered into a Purchase and Sale Agreement to acquire Healthy Foods Markets LLC, a Carson, California based healthy food and grocery retailer. The contemplated acquisition of the business was aimed at creating a fulfillment center for the Snöbar products and to create additional and immediate revenue and exposure for the Company. However, after further consideration and additional due diligence review of the target businesses, the Company determined to rescind the transaction and the related purchase agreements.

Our principal executive office is located at 117 West 9th Street, Suite 316, Los Angeles, California. Our main telephone number is (310) 392-5606.

Description of Operations of Snöbar Holdings, Inc.

General

Snöbar Holdings was incorporated in the state of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of the Trust, which was formed in June 1, 2013. The trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Mrs. Masjedi, the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and a director. The Trust owns 100% of the shares of IPIC, which was formed on August 2, 2001. IPIC is the owner of liquor licenses and the trade name “SnöBar” and is in the business of selling and distributing alcohol-infused ice creams and ice-pops through its distributors. Snöbar Holdings also owns 99.9% of the shares of MGD. MGD is in the business of selling and leasing freezers and providing marketing services. As a matter of law, IPIC may not be engaged in any business similar to MGD. As a result of the foregoing, Snöbar Holdings is the beneficiary of all assets, liabilities and any income received from the business of IPIC through the Trust and is the parent company of MGD.

IPIC is a food, beverage and alcohol distribution company that is initially marketing two products: SnöBar alcohol infused ice pops, and SnöBar alcohol infused ice cream and sorbet.

SnöBar ice pops are original frozen alcohol beverage bars, similar to popsicles on a stick, but made with premium liquor such as premium tequila and vodka and are currently manufactured in three flavors, Margarita, Cosmopolitan and Mojito. The alcohol freezing technology used to produce these beverage bars can be applied to almost any alcohol type and mixture, presenting significant market potential and an almost unlimited variety of flavors and employment of premium brands. Each ice pop is the equivalent of a full cocktail.

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SnöBar ice cream is an additional innovative product that the company is marketing using proprietary formulas and technology. These products are premium ice cream and sorbets that are distilled spirit cocktails containing up to 15% quality liqueurs and liquors. Currently, there are four flavors available: Brandy Alexander; Brandy Alexander with chocolate chips; Grasshopper; and Pink Squirrel. There are also numerous different liquor ice cream flavors in development in classic ice cream drink styles such as Coffee Liqueur Ice Cream, Piña Colada Sorbet, Sherry Ice Cream, and Strawberry Margarita Sorbet. The product contains ultra-premium dairy and the highest quality of ingredients.

What makes the SnöBar products unique is the proprietary formulation and method of manufacturing. SnöBar ice pops and SnöBar ice cream use a system to stabilize the alcohol molecule, whereby the alcohol content, quality and flavor is not degraded during the production process. The technology is also applicable to other food and beverage products such as yogurt, water ice creations and alcohol based goods. IPIC has begun the process of obtaining trade secret and other intellectual property protections as to these unique technologies. The SnöBar brand is fully trademarked within the United States and is currently seeking worldwide trademark rights.

SnöBar brand products have been through extensive consumer testing across all age groups and sexes over 21 years of age. According to the results of the consumer testing, there is a large untapped market potential for frozen alcohol desserts. Market research shows that there are very few alcohol infused ice-creams and ice pops available in the U.S. markets and the few that are out there are of lower quality ingredients and are not mass produced. IPIC holds several Federal and State granted liquor licenses. These licenses allow the SnöBar product line to be introduced and distributed in 95% of the United States. IPIC desires to be the first to mass market the SnöBar alcohol-infused products in this untapped and sizeable market segment and capitalize on these two exclusive products. IPIC only uses the finest of ingredients and dairy to produce SnöBar products and strives to achieve the highest quality of texture and taste for all of the SnöBar products. IPIC believes that the SnöBar brand has the potential to scale on a national and international level with worldwide distribution capabilities.

To date, Snöbar products are currently being sold in the east coast by our distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level. Please see “Plan of Operations” for further detail.

Market

The alcohol and distilled spirits market, and ice cream markets have consistently exhibited year-over-year growth, and are projected to continue this positive trend. Not only are these products a part of an expanding market segment, but they have been received by a wide range of consumers who find them entertaining and enjoyable to consume. The alcohol beverage and dessert industries are extremely innovative and continuously add new and original products. IPIC has determined that capturing even a small portion of these markets would surpass the initial production capabilities of the SnöBar products and provide a platform for exponential growth nationally and internationally.

In 2012, the SnöBar brand was introduced in the USA in the state of Arizona. The brand was extremely well received and was immediately placed in the top chain stores and restaurants, resorts including Total Wine and the Bevmo Chains. Due to its multiple applications and uses, the SnöBar alcohol infusing technology is used to create exotic and innovative cocktails and the most unique and delicious desserts. SnöBar is one of the only few spirit brands that can offer incremental revenues and not compete with other spirits currently on the market.

In 2013, the SnöBar brand was launched in Nevada. Immediately, the SnöBar products were in demand in all the major casinos and resorts. The SnöBar brand joined forces with reputable hotels and resorts, including, but not limited to, the Bellagio, Golden Nugget, Rio, Wynn, Encore, TAO, Caesars Palace, Hilton, The M and MGM. In Nevada, IPIC’s focus is to place the SnöBar brand within all the venues of the hotels including catering and banquets, room service, retail outlets and nightclubs.

Immediately following Nevada, the SnöBar brand was launched in the state of Florida, in cities including Miami, Tampa, Orlando, Jacksonville and the panhandle. This expansion resulted in SnöBar products being offered by reputable hotels and resorts, including, but not limited to, Ritz Carlton Hotel, Fountainbleau, Hilton, Waldorf Astoria and The Breakers Resort.

In 2014, the SnöBar brand was launched in California. Over 100 accounts with retailers for SnöBar products were established in the 90 day period following the launch in California. The focus in California has been ensuring that the accounts are reordering product and being serviced and supported properly. Currently, SnöBar products are being offered by Gelson’s Markets and there has also been interest from other chains such as Ralph’s (Kroger) and Costco.

Walmart, the largest retailer in the world, approved the SnöBar brand to be test marketed in a few stores in the Florida market. The first store sold out of more than 10 cases of SnöBar products within the first two weeks prompting an 85 case reorder. After a three month trial period, Walmart approved the expansion of SnöBar products in to more stores in the Florida market.

In 2015, the SnöBar brand was launched in North Carolina and South Carolina teaming up with a distributor who is well known in the market place. The brand has been very well received within the market.

In the first two months of 2015, IPIC restructured its approach to distribution of SnöBar products and scaled back the operating expenditures by reducing its expenses. Most notably, SnöBar products are now distributed by a local food Distributor in the California markets resulting in almost a 50% decrease in distribution expenses to IPIC.

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On March 16, 2015, IPIC entered into a contract that allows for exclusive rights to distribute SnöBar products. The contract provides for a minimum of two years with options for extensions to distribute the SnöBar products in South Carolina.

In 2017, the South Carolina distributor expanded the account base for SnöBar and has many successful placements for the brand,

IPIC continues to actively negotiate with other distributors, both nationally and internationally, for exportation or distribution of SnöBar products to various territories.

Ice Cream and Ice Pops

While the majority of ice cream sales have long been regular-fat products, ice cream manufacturers continue to diversify their lines of frozen desserts in order to fit into various lifestyles. However, most consumers are looking for an indulgence when eating ice creams, which makes these products well situated with its ideal formula of two enjoyable products, ice cream and alcohol in an affordable combination.

Alcohol

The second ingredient in SnöBar ice cream and SnöBar ice pops is alcohol. The U.S. beverage alcohol market is over $400 billion according to The Distilled Spirits Council of the United States. The SnöBar alcohol-infused ice cream and ice pop products take advantage of the success of the thriving frozen desserts industry and the successful alcohol beverage industry, making SnöBar ice cream and ice pop products a hybrid of uniqueness conducive to the consumer markets.

Opportunity

IPIC has created a proprietary formula and the methodology and manufacturing technique to mass-produce alcohol-infused ice cream leveraging production facilities, warehousing, distribution, and merchandising methods currently used for ice cream. Specifically, the proprietary formulation and manufacturing method stabilize the alcohol molecules from interacting with ice crystals and milk proteins making it possible to mass-produce a solid alcohol-infused ice cream that has a flavoring system of up to 15% distilled spirits. To date, SnöBar ice cream is one of the only products of its kind in the U.S.

The original invention of these frozen alcohol desserts follows the same recipes used by America’s finest bars and restaurants. The SnöBar products are distilled spirit cocktails that contain up to 15%quality liqueurs and liquors. What makes liquor ice cream and sorbet different is that the product is solid just like regular ice cream, not semi-soft or in a milk shake consistency like one would find at bars and restaurants: These products are ready-to-eat solid or can be blended into a cocktail. While SnöBar products look like ice cream and frozen popsicles, the Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”) and Food and Drug Administration (“FDA”) have classified SnöBar ice cream and SnöBar pops as distilled spirits due to the alcohol content.

Female consumers have generally been high consumers of the dessert market; consequently, males have been the greater consumer of alcohol. The primary target market for these two products is adult women 21 to 45. An alcoholic-infused ice cream drink would appear to combine the best of both worlds for the female consumer. Of course, to a large degree the market for frozen alcohol desserts includes all adults, excluding those who have dietary, medical, or social/religious concerns. This presents an opportunity for a new innovative product that specifically addresses both females and males.

IPIC will market and promote the SnöBar brand utilizing a proprietary manufacturing and freezing method where the alcohol content and flavor is not degraded during the production process. SnöBar ice pops are frozen beverage alcohol bars, similar to a popsicle on a stick, and are currently manufactured in three flavors; Margarita, Cosmopolitan, and Mojito. Both recipes include premium liquors of blue agave tequila and vodka, however, the alcohol freezing technology can be applied to almost any alcohol type and mixture, presenting significant market potential and an almost unlimited variety of flavors and employment of premium brands.

While SnöBar popsicles are included in the frozen dessert and alcohol beverage category, initially sales are expected to be driven mostly by on-premise accounts. While a core-target audience of females 21 to 65 years old have been highly accepting and positive regarding the product, our market studies show that the actual acceptance band of the product is much wider, and that if cost is not a purchase condition, most people of drinking age will try one or more.

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With a confidential/proprietary formula and exclusive manufacturing process, coupled with a focused launch and national distribution network, IPIC strives to be the first to market in this unique segment and capitalize on a revolutionary product.

Strategy

The current marketing strategy is to sell products to high-end restaurants, resorts, cruise lines and hotels. Additionally, various celebrity branding and product endorsements are currently being explored. Initially, IPIC will focus on major accounts in four core markets consisting of Southern California, Phoenix, Las Vegas and Miami. The larger vision is to sell products in grocery stores such as Kroger, Wal-Mart and others, and thereafter to begin a national marketing program to all U.S. retailers. It is essentially a top down marketing plan where products are placed with the largest retailer then trickle down to the smallest seller in each market area.

The fact that SnöBar products are unique and exclusive, allows SnöBar to bring new consumers and revenue to our vendors, hence creating incremental growth in their overall sales. A national direct mail campaign to liquor retailers and leading food service operators will support these efforts. By SnöBar creating a new vehicle for distilled spirits, many consumers will be tasting liqueurs and liquors for the first time, and in the very favorable mixed medium of premium ice cream.

The initial target market for SnöBar popsicles consists of bars, night clubs, restaurants, resorts, hotels, event banquet and catering firms, and cruise lines. Negotiations are currently underway with several more Las Vegas resorts and a major cruise line to initially launch the SnöBar products. Heavy attention will also be given to consumer and trade shows in the beverage industry to provide exposure and sampling as well as to enlist new accounts. IPIC intends to provide SnöBar products to more major groceries stores at a later date.

At the outset, the target consumer is 21 to 45-year old’s, predominately females that frequent restaurants, bars, and events on a regular basis. While the consumer demographic is predominantly female, the slight majority of the purchasers are male for female consumption. Our marketing studies and strategy have identified these trends and structured promotional efforts accordingly. IPIC will coordinate and oversee all out-sourced brand awareness and public relations activities. Many of the strategies used will be replications of the past successes experienced by management and other similar demographically-oriented products.

MAS Global Distributors, Inc., a California corporation (“MGD”), formed in December 14, 2010, a majority owned subsidiary of Snöbar Holdings, is the sole marketer for SnöBar ice cream and SnöBar ice pops.MGD handles all the marketing and promotional aspect for the SnöBar product line.

Seasonality

While it is anticipated that SnöBar ice cream will be consumed year round with special holiday flavors and promotions planned, it is anticipated that SnöBar consumption will be strong in warm climates, specialty venues, cruise lines, resorts, and of course seasonal occasions.

Raw Materials and Other Supplies

The principal raw materials for the production, storage and aging of distilled products are primarily corn and other grains for whiskies and other spirits, agave for tequila, molasses for rum, grapes for cognac, sticks for the popsicles and milk and other dairy products for the ice cream. IPIC does not currently have any long-term supply agreements with third-party suppliers for the purchase of any of raw materials used in our products. From time to time, these raw materials are affected by weather and other forces that may impact production and quality, and, ultimately, their price.

Manufacturing

Due to the confidentiality of the SnöBar ice cream and SnöBar formulas and manufacturing processes, IPIC has established a manufacturing agreement with a large frozen dessert manufacturer and packer in Southern California that is large enough to meet initial and all anticipated future demand for the SnöBar brands. The co-packing facility can scale to handle worldwide demand of the SnöBar products. The co-packing facility currently manufactures for such retailers as Trader Joes and Whole Foods.

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Inventory

IPIC maintains inventory of SnöBar products with the third-party manufacturer/co-packer of its ice-pops and ice creams, as well as with third-party distributors of its products. IPIC’s products that are in inventory may be subject to spoliation, theft, or other hazards that could adversely affect the financial condition, results of operations or business of IPIC. While IPIC tries to take precautions to prevent such occurrences, the ice pops, in particular, require refrigeration to a certain temperature that if not maintained can cause the degradation in the products consistency. Ultimate end consumers may not maintain their freezers at the required temperatures which may cause them to believe that their ice-pops have partially melted and therefore they may return the ice-pops, requiring IPIC to reimburse its distributors and take such product back in to inventory for possible disposal. No assurance can be given that individual consumers will be educated in the proper freezing requirements of the SnöBar products.

Distribution

In order to scale distribution, SnöBar will partner with more food, beverage and alcohol distributors. The SnöBar products are primarily sold through direct sales forces to distributors. The product delivery will occur through frozen distribution channels. Transportation of the product from the manufacturing facility to customers will be handled by third parties contracted by IPIC. IPIC is utilizing frozen warehouse facilities in Los Angeles and Phoenix, and accounts in Las Vegas and Miami will be shipped directly to the distributor.

In addition, IPIC may sell the SnöBar products through joint ventures with and global or regional duty-free customers. IPIC may also sell the SnöBar products through governmental liquor authorities in jurisdictions where aspects of the purchase and distribution of products that contain alcohol are under government control. Examples of such authorities are the eighteen “control” states (and one county) in the United States and the Liquor Control Boards in Canada.

Trademarks

IPIC sells the SnöBar products under a number of trademarks, brand names and trade names that are important to its continued success. The SnöBar brand is fully trademarked within the United States. IPIC’s business could be adversely affected by the loss of any major brand or by material infringement of its intellectual property rights. The SnöBar products are also subject to intellectual property risks because existing trademark laws offer only limited protection, and the laws of some countries in which the SnöBar products are or may be developed, manufactured or sold may not fully protect the SnöBar products from infringement by others.

Competition

The global distilled spirits industry is very competitive, and the dessert industry is very competitive. The SnöBar products compete on the basis of product quality, brand image, price, service and innovation in response to consumer preferences. While the industry is highly fragmented, major competitors on the alcohol-side of the business include Brown-Forman Corporation, Diageo PLC, Beam, Inc., Pernod Ricard S.A., Bacardi Limited, Davide Campari Milano-S.P .A., Remy Cointreau S.A., and Constellation Brands, Inc. and major competitors on the dessert-side of the business include such premium brands as HäagenDazs and Dreyer’s, which are owned by Nestle and Ben and Jerry’s which is owned by Unilever.

Regulatory Environment

The production, storage, transportation, distribution and sale of the SnöBar products are subject to regulation by federal, state, local and foreign authorities. Various countries and local jurisdictions prohibit or restrict the marketing or sale of products containing alcohol in whole or in part.

The Bureau of Alcohol, Tobacco, Firearms and Explosives regulates the U.S. spirits industry with respect to production, blending, bottling, sales, advertising, and transportation of industry products. Also, each state in the United States regulates the advertising, promotion, transportation, sale, and distribution of such products. Many of the key markets for IPIC’s business, distilled spirits are subject to federal excise taxes and/or customs duties, as well as state/provincial, local and other taxes. Sales of products containing alcohol could be adversely impacted by increases to excise tax rates, which are considered from time to time by U.S. states and municipalities and in other key markets for IPIC’s business. The effect of any future excise tax increases in any jurisdiction cannot be determined, but it is possible that any future excise tax increases could have an adverse effect on IPIC’s business, financial condition and results of operations.

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Environmental Matters

IPIC is subject to both U.S. and international laws and regulations relating to the protection of the environment. In the U.S., the laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and Superfund (the environmental program established in the Comprehensive Environmental Response, Compensation, and Liability Act to address abandoned hazardous waste sites), which imposes joint and severable liability on each potentially responsible party.

Recent Developments and Initiatives

On January 31, 2018, the Company entered into an Asset Purchase Agreement (the “APA”) with Royalty Foods, LLC, a Nevada limited liability corporation and wholly owned subsidiary of the Company (“Royalty Foods”), and San Diego Farmers Outlet, Inc., a California corporation (“SDFO”). Pursuant to the APA, at the closing of the transactions contemplated therein (the “Closing”), Royalty Foods will acquire substantially all of the operating assets and assume certain liabilities of SDFO (the “SDFO Acquisition”). SDFO is a wholesale and retail seller of fresh produce, groceries, meals, food and other food-related goods. SDFO was founded in 2002 and is located in San Diego, California.

The Closing is subject to various closing conditions, including, among others, SDFO’s material performance or compliance with obligations and covenants required by the APA, SDFO’s delivery to the Company and the Company’s satisfaction upon review of certain due diligence items, the Company successfully securing financing to complete the SDFO Acquisition (the “Financing”), and SDFO’s execution of Ancillary Agreements (as defined below). At Closing, upon satisfaction of each of the closing conditions set forth in the APA, Royalty Foods shall acquire those properties, rights, contracts, claims and assets of SDFO (defined in the APA as the “Transferred Assets”), and assume certain liabilities of SDFO (defined in the APA as the “Assumed Liabilities”). The total consideration to be paid by the Company to SDFO in connection with the SDFO Acquisition will be $1,050,000 in cash, subject to inventory, accounts payable, accounts receivable and other true-up adjustments as set forth in the APA.

The parties to the APA made certain representations, warranties, covenants and agreements that are customary for transactions of this nature (including non-compete, non-solicitation of employees and no solicitation of an alternative transaction covenants), agreed to certain indemnification terms as set forth in the APA and agreed to enter into certain agreements in connection with the SDFO Acquisition (the “Ancillary Agreements”).

There can be no assurance that the Financing and the SDFO Acquisition will be consummated or as to the date by which the SDFO Acquisition may be consummated, if at all.

Employees

As of December 31, 2017, Pacific Venture has one full time employee (CEO) who manages the affairs of the corporation. On an as needed basis, the Company hires independent contractors to perform specific tasks related to the Company’s business interests.

Transfer Agent

Our stock transfer agent is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (503) 227 2950, their fax number is (212) 828-8436, and their website is: www.vstocktransfer.com.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Board of Directors

The following individuals serve as executive officers and directors of Pacific Ventures as of March 28, 2018:

Name	Age	Positions
Shannon Masjedi(1)	44	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Director
Marc Shenkman	55	Chairman of the Board of Directors

(1)	In October, 2017, Mrs. Masjedi was appointed as the Company’s Interim Chief Financial Officer.

Marc Shenkman. Mr. Shenkman has served as a director of Snöbar Holdings since January 2013. From 2000 to present, Mr. Shenkman worked as the President of Priority Financial Network. Priority Financial Network is a mortgage brokerage company. Mr. Shenkman graduated from the University of Vermont with a Bachelor of Arts in Economics and a Bachelor of Arts in Political Science. Mr. Shenkman brings knowledge and experience in the banking and financial industries. Mr. Shenkman does not hold, and has not previously held, any directorships in any other reporting companies.

Shannon Masjedi. Mrs. Masjedi has served as a director and Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Treasurer, Chief Financial Officer, Secretary of Snöbar Holdings since January 2013. From June 1, 2010 to present, Mrs. Masjedi worked as a director of operations for IPIC, where she implemented all current operating platforms including development of SnöBar product line, packaging and research and development and oversaw all day-to-day operations of IPIC as well as managing all the contractors of IPIC. Mrs. Masjedi was in charge of all compliance and regulatory issues for IPIC and obtained all necessary licenses for IPIC to distribute and export products worldwide.

Mrs. Masjedi attended Arizona State University where she studied Aeronautical Technology. Mrs. Masjedi also attended flight school and obtained her pilots license. Mrs. Masjedi has had extensive experience with creating the distribution platform for the SnöBar product line in the alcohol industry. Her knowledge in the frozen ice cream category and alcohol category combined make her indispensible to Pacific Ventures. Mrs. Masjedi has long standing relationships within these industries which allow Snöbar products to be distributed efficiently.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

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None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally U.S. GAAP and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Family Relationships

There are no family relationships between or among any of our directors or executive officers or persons nominated or chosen by us to become directors or executive officers.

Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has filed reports as required under Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors have not filed all reports as required under Section 16(a).

NASDAQ Rule 4200.

The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence.

In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Our board of directors has determined that neither of the members of our board of directors qualifies as an “independent” director under Nasdaq’s definition of independence.

Directors’ Term of Office.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. All directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. During the 2017 fiscal year, none of our directors received any compensation specifically for their services as a director.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee.

We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

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Potential Conflicts of Interest.

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings.

Mrs. Masjedi does not hold, and has not previously held, any directorships in any other reporting companies. In 2010, Mrs. Masjedi filed for Chapter 7 personal bankruptcy, which was discharged in August 2011.

Mr. Shenkman was a member of Raynol LLC which filed for Chapter 11 bankruptcy in May 2010, which bankruptcy was dismissed (not discharged) in May 2012.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) Pacific Ventures’ principal executive officer serving in such capacity during fiscal years ended December 31, 2017 and 2016; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2017 and 2016; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2017 and 2016. Compensation information is shown for the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Bob Smith, CEO(1)	2017	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-
Shannon Masjedi, CEO	2017	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Smith was terminated as CEO in March 2017.

Snöbar Holdings Compensation

The following table sets forth certain compensation information for: (i) Snöbar Holdings’ principal executive officer serving in such capacity during the fiscal years ended December 31, 2017and 2016; (ii) Snöbar Holdings’ two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at December 31, 2017and 2016; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2017 and 2016. Compensation information is shown for the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Shannon Masjedi, CEO/President	2017	$-0-		-0-	-0-	-0-	-0-	$-0-
	2016	$160,000	(1)	-0-	-0-	-0-	-0-	$160,000

(1)	Such compensation was payable to Mrs. Masjedi pursuant to an employment agreement with IPIC. However, due to the financial position of the Company, IPIC was unable to make such payments which accrued. For the 2016 fiscal year, the total accrual of Mrs. Masjedi’s salary was reduced by $600,000 and approved by the Company’s Board of Directors.

Employment Agreements

We have no written employment agreements or other formal compensation agreements with our officers or directors.

Securities Authorized for Issuance Under Equity Compensation Plans

On November 3, 2017, the Company’s Board of Directors adopted, by written consent, in accordance with the General Corporation Law of the State of Delaware, the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), which reserves a total of 1,500,000 shares of the Company’s Common Stock for issuance under the 2017 Plan. Incentive awards authorized under the 2017 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If an incentive award granted under the 2017 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2017 Plan.

In December 2017, the Company issued 1,240,000 shares of its common stock under the 2017 Plan to a certain consultant in settlement of amounts owed by the Company for services provided by such consultant. As of September 30, 2018, other than such issuance, no other awards or shares of the Company’s common stock have been issued under the 2017 Plan.

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Outstanding Equity Awards

None of our Directors or executive officers holds stock that has not vested or equity incentive plan awards.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to our executive officers

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2017 and 2016 by the executive officers.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Indemnification of Directors and Officers

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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(2)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
(3)	To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(4)	The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

The Company’s Certificate of Incorporation and Bylaws provide that the Company “may indemnify” to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that the Company will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, the Company is aware that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of Common Stock of our Company as of December 20, 2018 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. As of December 20, 2018, the Company had 196,533,585 shares of Common Stock outstanding and 206,533,585 shares of voting capital stock.

Name of Stockholder	Number of Shares of Common Stock	Number of Votes of Series E Preferred Stockholder	Number of Votes Held by Common Stockholders	Percentage of Voting Equity (1)(3)
Shannon Masjedi (2)		10,000,000		4.84	%(3)
ACD Trust, Shannon Masjedi, Trustee (3)	35,226,901		35,226,901	17.06%
Azita Davidyan	16,035,000		16,035,000	7.76%
Classic Beverage Corporation	12,050,000		12,050,000	5.83%
Marc Shenkman, Director (4)	11,414,000		11,414,000	5.53%
Mark Gulinson, shareholder	13,193,803		13,193,803	6.71%
All directors and officers as a group (2 persons)	46,640,901	10,000,000	56,640,901	27.43	%(5)

(1)	Based upon 196,533,585 shares of Common Stock issued and outstanding as of the Record Date of December 20, 2018, expect with respect to Shannon Masjedi, whose percentage also reflects the 10,000,000 votes attributable to the 1 million shares of Series E Preferred Stock and is based on 206,533,585 shares of voting capital stock.
(2)	Shannon Masjedi, our Chief Executive Officer and principal common stockholder, is the record and beneficial owner of all of the issued and outstanding shares of Series E Preferred Stock having ten (10) votes per share on all matters subject to the vote of the Company’s holders of Common Stock.
(3)	Represents of 21,500,000 shares of Common Stock owned by ACD Trust (“Trust”) and 13,726,901 shares of Common Stock owned by Shannon Masjedi, Trustee of the Trust. Shannon Masjedi holds voting and investment power over the 13,726,901 shares of our Common Stock owned by the Trust. As such, Shannon Masjedi has 21.9% of the voting control of the issued and outstanding stock when the 10,000,000 shares of voting Series E Preferred Stock are added to the existing 35,226,901 shares of issued and outstanding Common Stock subject to her control, for an aggregate total of 45,226,901 shares of issued and outstanding voting capital stock.
(4)	Represents 1,414,000 shares of our Common Stock owned of record and beneficially by Mr. Shenkman, and 10,000,000 shares of our Common Stock owned of record by The Entrust Group f/b/o Marc Shenkman.
(5)	Includes shares of Common Stock and Series E Preferred Stock owned by our officers and directors as a group (2 persons).

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions During the Last Two Fiscal Years

Promissory Notes with Related Parties

In January 2011, MGD, a majority owned subsidiary of Snöbar Holdings, entered into an unsecured promissory note with a person, who is now an officer and shareholder of Pacific Ventures. The note had a principal balance of $150,000 with an interest rate of 3% and has a maturity date of December 31, 2020. The balance of the note at December 31, 2017 was $122,692.

In February of 2012, MGD entered into an unsecured promissory note with a person, who is now a shareholder of the Company. The note had a principal balance of $30,000 with an interest rate of 8% and a maturity date of August 1, 2014. The note’s maturity date has subsequently been extended to December 31, 2020. The note’s balance is $25,000 as of December 31, 2017 and 2016, respectively.

On February 21, 2012, Snöbar Holdings entered into an unsecured promissory note with Marc Shenkman, who is the Chairman and a shareholder in the Company. The note had a principal balance of $10,000 with an interest rate of 5% and is due on demand. The note’s maturity date has subsequently been extended to December 31, 2020. The note has a principal balance of $10,000 as of December 31, 2017.

On February 23, 2012 Snöbar Holdings entered into a promissory note with a related party, now a shareholder of the Company, for $10,000, maturing in one year at an interest of 8%. The note has subsequently been extended to December 31, 2020. As of December 31, 2017, there is a $10,000 balance.

Snöbar Holdings entered into a promissory note agreement with a relative and former officer to purchase all shares and interests in IPIC, including liquor licenses, for $500,000. The note bears no interest and payments are due in five installments of $100,000 due each year beginning on December 31, 2013 and going through December 31, 2017, subsequently extended to December 31, 2020. The entire purchase price of $500,000 was expensed in 2013 and the balance on the note was $231,067 and $299,522 as of December 31, 2017 and 2016 respectively.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with Marc Shenkman, who is Chairman of our Board of Directors and a shareholder in the Company. The note had a principal balance of $10,000 with an interest rate of 5% and had a maturity date of March 14, 2014 and was subsequently extended to December 14, 2020. Interest against the note was extinguished in a subsequent extension of the term. The note is current and has an outstanding balance of $6,000 and $6,000 as of December 31, 2017 and 2016 respectively.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a person, who is now a shareholder of the Company. The note had a principal balance of $86,821 with an interest rate of 5% and had a maturity date of March 14, 2014. The note’s maturity date has subsequently been extended to February 1, 2020. Interest against the note was extinguished in a subsequent extension of the term. The note is current and the entire balance is still owed and outstanding.

In 2014, Snöbar Holdings entered into unsecured promissory notes with Marc Shenkman, who is Chairman of our Board of Directors and a shareholder in the Company The notes had a total principal balance of $16,000 with an interest rate of 2% and are due on Dec 31 2018 subsequently extended to December 31, 2020. Interest against the note was extinguished in a subsequent extension of the term. As of December 31, 2017, the balance was $16,000.

From 2012 through December 31, 2017, Shannon Masjedi, our CEO, President, Treasurer and Interim CFO, has provided an unsecured credit line to the Company, payable on demand without interest. As of December 31, 2017, the current balance is $25,693.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

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The Snöbar Trust

The Snöbar Trust (the “Trust”) a California Trust formed on June 1, 2013. Snöbar Holdings is the trustor and sole beneficiary of Trust. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and majority stockholder. So long as the trustor is in existence, on demand of the trustor or the beneficiary, the trustee shall distribute to the trustor any or all of the property contained in the beneficiary. Subject to the terms of the Trust, the trustor may remove any acting trustee, or designate one or more successor trustees. Any trustee may resign at any time. The Trust shall terminate upon the earlier of (i) withdrawal or distribution of all assets from the Trust or the date upon which the trustor ceases to be in existence. As of the date of this annual report, the Trust owns 100% of the shares of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust. Snöbar Holdings also owns 99.9% of the shares of MGD, which is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD. The Trust and IPIC are considered variable interest entities.

No other officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2017 and 2016.

DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, $0.001 par value per share, consisting of 10,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value per share. As of December 20, 2018, we had 196,533,585 shares of Common Stock outstanding. Our Common Stock is subject to quotation on the OTC Pink Market under the trading symbol: “PACV.” Our plan is to apply for listing of our Common Stock on the NASDAQ Capital Market after: (i) the implementation of the reverse split (reference is made to our Definitive Information Statement on Schedule 14C filed with the SEC on November 26, 2018 [https://www.sec.gov/Archives/edgar/data/882800/000121390018016491/def14c112318_pacificventures.htm]); and (ii) the Closing of the Offering of our Series G Preferred Stock. See the discussion under “Description Of The 11% Series G Preferred Stock” below.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent of our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series E Convertible Preferred Stock

In October 2016, the Company designated 10,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”). Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. The Series E Preferred Stock is not convertible into any class of stock of the Company and has no preferences to dividends or liquidation rights. As of September 30, 2018 and December 31, 2017, there were 1,000,000 shares of Series E Preferred Stock issued and outstanding.

Shannon Masjedi, our Chief Executive Officer and principal common stockholder, is the record and beneficial owner of all of the issued and outstanding shares of Series E Preferred Stock having ten (10) votes per share on all matters subject to the vote of the Company’s holders of Common Stock.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

DESCRIPTION OF THE 11% SERIES G PREFERRED STOCK

The description of certain terms of the 11% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series G Preferred Stock.

General

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders.

In connection with this offering, our board of directors will designate 2,000,000 shares of our authorized preferred stock as 11% Series G Preferred Stock, having the rights and privileges described in this prospectus, by adopting and filing the certificate of designations with the State of Delaware. Assuming all of the shares of Series G Preferred Stock offered hereunder are issued, we will have available for issuance 1,600,000 authorized but unissued shares of Series G Preferred Stock. Our board of directors may, without the approval of holders of the Series G Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series G Preferred Stock or designate additional shares of the Series G Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series G Preferred Stock will require approval of the holders of Series G Preferred Stock, as described below in “Voting Rights.”

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The transfer agent of our Series G Preferred Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

Quotation

We plan to apply for listing of our Series G Preferred Stock on the NASDAQ Capital Market. Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value or Listed Securities Standard	Net Income Standard
Listing Rules	5505(a) and 5505(b)(2)	5505(a) and 5505(b)(2)	5505(a) and 5505(b)(3)
Stockholders’ Equity	$5 million	$4 million	$4 million
Market Value of Publicly Held Shares	$15 million	$15 million	$15 million
Operating History	2 years	-	-
Net Income from Continuing Operations (latest fiscal year or in 2 of the last 3 fiscal years)	-	$50 million	-
Publicly Held Shares	1 million	1 million	1 million
Round Lot Shareholders	300	300	300
Market Makers	3	3	3
Bid Price or	$4	$4	$4
Closing Price	$3	$2	$3

*	Currently traded companies qualifying solely under the Market Value Standard must meet the $50 million Market Value of Listed Securities and the applicable bid price requirement for 90 consecutive days before applying.
**	To qualify. Under the closing price alternative, a company must have: (i) average annual revenues of $6 million for 3 years, or (ii) net tangible assets of $5 million, or (iii) net tangible assets of $2 million and a 3-year operating history, in addition to satisfying the other financial and liquidity requirements listed above.

No Maturity, Sinking Fund or Mandatory Redemption

The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series G Preferred Stock.

Ranking

The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;
(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;
(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and
(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

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Dividends

Holders of shares of the Series G Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series G Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series G Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series G Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls. As a result, holders of shares of Series G Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series G Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series G Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series G Preferred Stock.

Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears, and holders of the Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series G Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series G Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series G Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series G Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock orpreferred stock that we may issue ranking junior to or on a parity with the Series G Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series G Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears.

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We will place proceeds equal to 18 months of dividends ($1.65 million based on an offering of $5 million of Series G Preferred) into a separate bank account to be used to pay Series G Preferred Stock dividends.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series G Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series G Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series G Preferred Stock in the distribution of assets, then the holders of the Series G Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series G Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series G Preferred Stock is not redeemable by us prior to February 4, 2022, a date 36 months from the date of issuance, except as described below under “— Special Optional Redemption.”

Optional Redemption. On and after February 4, 2022, a date 36 months from the date of issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”), redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption . Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mrs. Shannon Masjedi, a director and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mrs. Shannon Masjedi or any member of his immediate family, any beneficiary of the estate of Mrs. Shannon Masjedi, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

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Redemption Procedures. In the event we elect to redeem Series G Preferred Stock, the notice of redemption will be mailed to each holder of record of Series G Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of Series G Preferred Stock to be redeemed;
●	the redemption price;
●	the place or places where certificates (if any) for the Series G Preferred Stock are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”; and
●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series G Preferred Stock to be redeemed shall surrender the Series G Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series G Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series G Preferred Stock is to be redeemed, the Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series G Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series G Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series G Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock.

Subject to applicable law, we may purchase shares of Series G Preferred Stock in the open market, by tender or by private agreement. Any shares of Series G Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series G Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

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On each matter on which holders of Series G Preferred Stock are entitled to vote, each share of Series G Preferred Stock will be entitled to one vote. In instances described below where holders of Series G Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series G Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series G Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series G Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series G Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series G Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series G Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series G Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series G Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series G Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series G Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election of such directors) under these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series G Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series G Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series G Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series G Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series G Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series G Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series G Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series G Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series G Preferred Stock of any right, preference, privilege or voting power of the Series G Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series G Preferred Stock, or the creation or issuance of any additional Series G Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series G Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

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The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series G Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

No Conversion Rights

The Series G Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive Rights

No holders of the Series G Preferred Stock will, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors. See “Risk Factors — Provisions of Delaware law, of our amended and restated charter and amended and restated bylaws may make a takeover more difficult, which could cause our stock price to decline.”

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Book-Entry Procedures

DTC acts as securities depository for our outstanding common stock and will also act as securities depository for the Series G Preferred Stock offered hereunder. With respect to the Series G Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series G Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series G Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series G Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series G Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series G Preferred Stock.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series G Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series G Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series G Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series G Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series G Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series G Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series G Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series G Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series G Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series G Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series G Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

Global Clearance and Settlement Procedures

Initial settlement for the Series G Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series G Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series G Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series G Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series G Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series G Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series G Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series G Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series G Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series G Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series G Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series G Preferred Stock and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series G Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series G Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series G Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series G Preferred Stock, Including Redemptions.”

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Under current law, dividends received by individual holders of the Series G Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series G Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series G Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series G Preferred Stock that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series G Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the Series G Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series G Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series G Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series G Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series G Preferred Stock.

Constructive Distributions on Series G Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series G Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series G Preferred Stock is uncertain.

We have the right to call the Series G Preferred Stock for redemption on or after _________, 2023 (the “call option”), and have the option to redeem the Series G Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series G Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series G Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series G Preferred Stock exceeds the issue price of the Series G Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series G Preferred Stock. The redemption price for the Series G Preferred Stock should be the liquidation preference of the Series G Preferred Stock. Assuming that the issue price of the Series G Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series G Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series G Preferred Stock is sold.

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A redemption premium for the Series G Preferred Stock should not result in constructive distributions to U.S. holders of the Series G Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series G Preferred Stock should be considered de-minimis if such premium is less than.0025 of the Series G Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series G Preferred Stock is unclear, the remainder of this discussion assumes that the Series G Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series G Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Series G Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series G Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series G Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series G Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series G Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series G Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series G Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series G Preferred Stock, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” A payment made in redemption of Series G Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series G Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or
●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series G Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply.

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Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series G Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series G Preferred Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series G Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series G Preferred Stock will be treated as a dividend or a payment in exchange for the Series G Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series G Preferred Stock is treated as a distribution with respect to such holder’s Series G Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series G Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series G Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series G Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series G Preferred Stock to the holder’s remaining, unredeemed Series G Preferred stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series G Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series G Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series G Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series G Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series G Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Considerations,” the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series G Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series G Preferred Stock and you are not a “U.S. holder.”

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Distributions on the Series G Preferred Stock. If distributions are made with respect to the Series G Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series G Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series G Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series G Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series G Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series G Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series G Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series G Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series G Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series G Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series G Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States); the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series G Preferred Stock. This assumes that the Series G Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series G Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series G Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series G Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series G Preferred Stock, a redemption of shares of the Series G Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series G Preferred Stock exceeds one year, equal to the difference between the amount of cash received andfair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series G Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series G Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Distributions on the Series G Preferred Stock.” A payment made in redemption of the Series G Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series G Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series G Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series G Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series G Preferred Stock will be treated as a dividend or as payment in exchange for the Series G Preferred Stock.

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Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series G Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series G Preferred Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series G Preferred Stock paid on or after January 1, 2017 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series G Preferred Stock.

PLAN OF DISTRIBUTION

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our Series G Preferred Stock. We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Series G Preferred Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” above.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Series G Preferred Stock as a direct result of the selling efforts and introductions of each respective Placement Agent; and (ii) issue to each such Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of the Company’s Series G Preferred Stock equal to 7% of the number of shares of Series G Preferred Stock sold in the Offering as a direct result of the selling efforts and introductions of each respective Placement Agent, exercisable during the period of thirty-six (36) months from the final Closing of the Offering an exercise price of $25.00 per share of Series G Preferred Stock.

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The Placement Agent Agreement does not give rise to any commitment by any Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the Placement Agent does not guarantee that any such Placement Agent will be able to raise new capital in any prospective offering.

We will deliver the shares of Series G Preferred Stock, also referred to as the “Securities” being issued to the investors upon receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about March 31, 2019.

The following table shows per-share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of Series C Preferred Stock pursuant to this prospectus assuming the purchase of all of the shares offered hereby, as well as the fees if the number of shares sold was 33% or 67% of the maximum offered:

	33% of Maximum	67% of Maximum	Maximum
Per-share placement agent fee	$1.75	$1.75	$1.75
Total placement agent fee	$231,000	$469,000	$700,000

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Any Placement Agent participating in the Offering may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Act. As underwriters, a placement agent would be required to comply with the requirements of the Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Series G Preferred Stock by any Placement Agent acting as principal. Under these rules and regulations, a Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, one or more of the Placement Agents may provide us in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any Placement Agent for any further services.

LEGAL MATTERS

No counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Series G Preferred Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Series G Preferred Stock being offered hereby and other certain legal matters will be passed upon for us by The Lonergan Law Firm, LLC, Lawrence R. Lonergan, Esq.

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EXPERTS

No expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Series G Preferred Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements for the years ended December 31, 2017 and 2016 included in this Prospectus and the Registration Statement have been audited by Albert Garcia, CPA of DylanFloyd Accounting & Consulting, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Pacific Ventures Group, Inc.

400,000 Shares of 11% Series G Cumulative Redeemable Perpetual Preferred Stock
$25.00 Per Share
Liquidation Preference $25.00 Per Share

PROSPECTUS

March 14, 2019